                                                                    Exhibit 2.1
                                                                   -------------









================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              ACT Acquisition Corp.
                                 (the "Buyer"),

                                       and

                              its ultimate parent,
                          MedSource Technologies, Inc.,
                                  ("MedSource")

                               ACT Medical, Inc.,
                                 (the "Company")

                                       and

          The Tolkoff Family Limited Partnership and M. Joshua Tolkoff
                            (the "Principal Parties")

                                December 8, 2000

================================================================================

                                TABLE OF CONTENTS

1.   The Merger ............................................................   1
     1.1      The Merger                                                       1
     1.2      Effect of the Merger .........................................   1
     1.3      Consummation of the Merger ...................................   1
     1.4      Charter; By-laws Directors and Officers ......................   1
     1.5      The Closing ..................................................   1
     1.6      Further Assurances ...........................................   2
     1.7      Tax Consequences .............................................   2

2.   Conversion of Shares ..................................................   2
     2.1      Conversion of Shares .........................................   2
     2.2      Cancellation and Retirement of Company Shares ................   2
     2.3      Treatment of Stock Options ...................................   2
     2.4      Surrender and Exchange of Company Shares .....................   2
     2.5      No Further Ownership Rights in Company Common Stock ..........   3
     2.6      Closing of Stock Transfer Book ...............................   3
     2.7      Majority Stockholders Approval and Waiver ....................   3
     2.8      Fractional Shares ............................................   3
     2.9      Lost Certificates ............................................   3
     2.10     Transfer Taxes ...............................................   3
     2.11     Put Shares ...................................................   3

3.   Dissenting Shares .....................................................   4
     3.1      Dissenting Shares ............................................   4

4.   Representations and Warranties of the Company .........................   4
     4.1      Organization .................................................   4
     4.2      Capitalization; Subsidiaries .................................   4
     4.3      Authorization; Validity of Agreement .........................   5
     4.4      No Violations; Consents and Approvals ........................   5
     4.5      Financial Statements .........................................   5
     4.6      No Material Adverse Change ...................................   5
     4.7      No Undisclosed Liabilities ...................................   6
     4.8      Litigation; Compliance with Law; Licenses and Permits ........   6
     4.9      Employee Benefit Plans; ERISA ................................   6
     4.10     Real Property ................................................   7
     4.11     Intellectual Property Rights; Computer Software ..............   8
     4.12     Tangible Personal Property ...................................  10
     4.13     Material Contracts ...........................................  10
     4.14     Taxes ........................................................  11
     4.15     Affiliated Party Transactions ................................  13
     4.16     Environmental Matters ........................................  13
     4.17     No Brokers ...................................................  14
     4.18     Receivables ..................................................  14
     4.19     Inventories ..................................................  14
     4.20     Product Claims ...............................................  15
     4.21     Warranties and Returns .......................................  15
     4.22     Assets Utilized in the Business ..............................  15
     4.23     Insurance ....................................................  15
     4.24     Delivery of Documents; Corporate Records .....................  15
     4.25     Customers, Suppliers and Distributors ........................  15
     4.26     Labor Matters ................................................  15
     4.27     Bank Accounts ................................................  16
     4.28     Directors, Officers and Certain Employees ....................  16
     4.29     No Misstatements or Omissions of the Company .................  16
     4.30     Other Representations ........................................  16

5.   Representations and Warranties of the Principal Parties ...............  16

      5.1      Ownership; Authorization; Validity of Agreement ...........................................  16
      5.2      No Violations; Consents and Approvals .....................................................  16
      5.3      Other Representations .....................................................................  16

6.    Representations and Warranties of the Buyer and MedSource ..........................................  17
      6.1      Organization of the Buyer Group ...........................................................  17
      6.2      Capital Structure .........................................................................  17
      6.3      Subsidiaries ..............................................................................  17
      6.4      Authorization; Validity of Agreement ......................................................  17
      6.5      No Violations, Consents and Approvals .....................................................  18
      6.6      Valid Issuance of MedSource Shares, Etc. ..................................................  18
      6.7      Financial Statements ......................................................................  18
      6.8      No Material Adverse Change ................................................................  18
      6.9      No Undisclosed Liabilities ................................................................  18
      6.10     Litigation ................................................................................  19
      6.11     Compliance with Law; Licenses and Permits .................................................  19
      6.12     No Brokers ................................................................................  19
      6.13     Delivery of Documents; Corporate Records ..................................................  19
      6.14     Compliance with Securities Laws ...........................................................  19
      6.15     No Misstatements or Omissions .............................................................  19
      6.16     Other Representations .....................................................................  19

7.    Covenants and Other Agreements of the Parties ......................................................  20
      7.1      Tax Returns; Taxes ........................................................................  20
      7.2      Non-Disclosure of Confidential Information ................................................  20
      7.3      No Solicitation of Employees, Suppliers or Customers ......................................  20
      7.4      Non-Competition ...........................................................................  21
      7.5      Other Actions .............................................................................  21
      7.6      Required Consents .........................................................................  21
      7.7      Stockholders' Agreement and Registration Rights Agreement .................................  21
      7.8      Employment Agreement ......................................................................  21
      7.9      Stock Options .............................................................................  21
      7.10     Put Agreements ............................................................................  22
      7.11     Normal Course of Business .................................................................  22
      7.12     Actions Prior to Closing ..................................................................  22
      7.13     Preparation of Proxy Statement/Offering Memorandum; Stockholders Meeting ..................  23
      7.14     Access to Information .....................................................................  23
      7.15     No Solicitation ...........................................................................  23
      7.16     Blue Sky Laws .............................................................................  24
      7.17     Directors' and Officers' Insurance ........................................................  24
      7.18     Notices of Breach .........................................................................  24

8.    Closing Conditions .................................................................................  24
      8.1      Deliveries of the Company .................................................................  24
      8.2      Deliveries of the Buyer Group .............................................................  25
      8.3      Conditions Precedent to Obligations of the Company ........................................  25
      8.4      Conditions Precedent to Obligations of the Buyer and MedSource ............................  25

9.    Termination; Right to Proceed ......................................................................  26
      9.1      Termination ...............................................................................  26
      9.2      Right to Proceed ..........................................................................  27

10.   Indemnification ....................................................................................  27
      10.1     Survival of Representations and Warranties of the Company or the Principal Parties ........  27
      10.2     Survival of Representations and Warranties of the Buyer Group .............................  27
      10.3     Indemnification by the Stockholders and the Principal Parties .............................  27
      10.4     Indemnification by the Buyer Group ........................................................  28
      10.5     Indemnification Procedures ................................................................  28
      10.6     Limitations on Indemnification by the Stockholders ........................................  29
      10.7     Limitations on Indemnification by the Buyer Group .........................................  29
      10.8     Other Indemnification Provisions ..........................................................  29

11.  Miscellaneous .......................................................... 29
     11.1     Stockholders' Representative .................................. 29
     11.2     Transaction Fees and Expenses ................................. 30
     11.3     Notices ....................................................... 30
     11.4     Amendment ..................................................... 31
     11.5     Waiver ........................................................ 31
     11.6     Governing Law ................................................. 31
     11.7     Jurisdiction .................................................. 31
     11.8     Remedies ...................................................... 31
     11.9     Severability .................................................. 31
     11.10    Further Assurances ............................................ 31
     11.11    Assignment .................................................... 31
     11.12    No Third Party Beneficiaries .................................. 32
     11.13    Entire Agreement .............................................. 32
     11.14    Headings ...................................................... 32
     11.15    Counterparts; Facsimile Signatures ............................ 32
     11.16    Publicity and Disclosure ...................................... 32

SCHEDULES
---------

Schedule I          List of Majority Stockholders
Schedule 4.2(a)     Capitalization
Schedule 4.2(b)     Subsidiaries
Schedule 4.4(b)     Consents and Approvals
Schedule 4.6        Material Adverse Change
Schedule 4.7        Undisclosed Liabilities
Schedule 4.8(a)     Legal Proceedings
Schedule 4.8(c)     Material Violations of Law
Schedule 4.8(d)     Applicability and Validity of License and Consents
Schedule 4.9(a)     Employee Benefit Plans
Schedule 4.10(b)    Leases
Schedule 4.10(c)    Service Contracts
Schedule 4.11(a)    Specific Intellectual Property
Schedule 4.11(b)    Intellectual Property
Schedule 4.12(b)    Fixed Assets Ledger
Schedule 4.13       Material Contracts
Schedule 4.14(a)    Taxes
Schedule 4.14(b)    Tax Returns
Schedule 4.14(c)    Jurisdictions - Tax Proceedings
Schedule 4.15       Affiliated Party Transactions
Schedule 4.16       Environmental Matters
Schedule 4.18       Receivables
Schedule 4.19       Inventories
Schedule 4.20       Service and Product Liability Claims
Schedule 4.21       Warranties and Returns Policies; Product Failures or Defects
Schedule 4.23       Insurance
Schedule 4.25       Customers, Suppliers and Distributors
Schedule 4.26       Labor Matters
Schedule 4.27       Bank Accounts
Schedule 4.28       Directors, Officers, Certain Employees
Schedule 5.1        List of Company Shares Owned by Tolkoff Partnership
Schedule 6.2(c)     Capital Structure of MedSource
Schedule 6.3        List of Subsidiaries
Schedule 6.5        No Violations, Consents and Approvals
Schedule 6.9        Undisclosed Liabilities
Schedule 6.11       Compliance with Laws; Licenses and Permits
Schedule 7.3        List of Tolkoff Entities
Schedule 7.11       Normal Course of Business
Schedule 7.12       Actions Prior to Closing
Schedule 7.12(b)    Debt

EXHIBITS
--------

Exhibit 2.1(a)             Form of Certificate of Designation
Exhibit 2.1(b)             Form of Escrow Agreement
Exhibit 2.7                Form of Irrevocable Proxy and Voting Agreement
Exhibit 7.7(a)             Form of Stockholders' Agreement
Exhibit 7.7(b)             Form of Registration Rights Agreement
Exhibit 8.1(b)             Form of Legal Opinion of Seller's Counsel
Exhibit 8.2(b)             Form Legal Opinion of Buyer's Counsel

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made as of December 8, 2000 by and among ACT Acquisition Corp., a Delaware corporation (the "Buyer"), its ultimate parent, MedSource Technologies, Inc., a Delaware corporation ("MedSource"), ACT Medical, Inc., a Massachusetts corporation (the "Company" and together with the Buyer, the "Constituent Corporations"), The Tolkoff Family Limited Partnership, a Massachusetts limited partnership (the "Tolkoff Partnership"), and M. Joshua Tolkoff, an individual ("Tolkoff" and together with the Tolkoff Partnership, the "Principal Parties"). The Buyer and MedSource are hereinafter referred to collectively as the "Buyer Group."

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company, Buyer and MedSource deem it advisable and in the best interests of their respective corporations that the Company be merged with and into the Buyer (the "Merger") in accordance with this Agreement and the applicable provisions of the Massachusetts Business Corporation Law (the "MBCL") and the Delaware General Corporation Law (the "DGCL");

     WHEREAS, MedSource Technologies, LLC, the sole stockholder of the Buyer, has adopted this Agreement in accordance with Section 252(c) of the DGCL;

     WHEREAS, approval of the Merger and this Agreement requires a vote for adoption of this Agreement by the holders of at least two-thirds of the shares of common stock, no par value per share, of the Company (the "Company Common Stock") at a meeting at which a quorum is present, in the manner in accordance with the MBCL (the "Stockholder Vote"); and

     WHEREAS, as a condition and inducement to the Buyer Group's willingness to enter into this Agreement, each of the Tolkoff Partnership and those other stockholders identified on Schedule I (collectively, the "Majority Stockholders") are entering into an irrevocable proxy and voting agreement as of the date hereof substantially in the form attached hereto as Exhibit 2.7.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties do hereby represent, warrant and agree as follows:

1.   The Merger.

     1.1 The Merger. Upon the terms and subject to the conditions set forth in
         ----------
this Agreement and in accordance with the MBCL and DGCL, at the Effective Time the Company will be merged with and into the Buyer, the separate existence of the Company shall cease, and the Buyer shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in
         --------------------
Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, upon the Effective Time, all the assets, properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

     1.3 Consummation of the Merger. The Merger shall become effective upon the
         --------------------------
filing with the Secretary of the Commonwealth of The Commonwealth of Massachusetts and the Secretary of State of the State of Delaware of properly executed articles or certificate of merger (the "Articles of Merger") on the Closing Date (as hereinafter defined). The Merger shall be effective when the Articles of Merger have been duly filed or such subsequent time as the Constituent Corporations shall agree and as shall be specified in the Articles of Merger. The date and time when the Merger is effective is referred to as the "Effective Time."

     1.4 Charter; By-laws Directors and Officers. The Certificate of
         ---------------------------------------
Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of the Buyer immediately prior to the Effective Time unless amended pursuant to the Articles of Merger and thereafter amended in accordance with the provisions thereof and as provided by applicable law, except that the name in the Certificate of Incorporation of the Buyer shall be amended to read "The name of the corporation is MedSource Technologies, Newton Inc." The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of the Buyer as in effect immediately prior to the Effective Time. The initial directors and officers of the Surviving Corporation on and after the Effective Time shall be the directors and officers, respectively, of the Buyer immediately prior to the Effective Time, in each case until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

     1.5 The Closing. The consummation of the Merger and the other transactions
         -----------
contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer Group's counsel in Minneapolis, Minnesota on the first business day after the satisfaction or waiver of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing

Date (as defined below)) set forth in Article 8 hereof, unless this Agreement has been terminated pursuant to its terms or unless another date and time is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to as the "Closing Date."

     1.6  Further Assurances. On and after the Effective Time, each of the
          ------------------
parties to this Agreement shall from time to time, at the request of any of the other parties, promptly execute such instruments and take such other actions as the requesting party may reasonably request to vest, perform or confirm, of record or otherwise, in the Surviving Corporation, its respective rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, or otherwise to evidence or implement the transactions contemplated by this Agreement so long as such actions are consistent with this Agreement.

     1.7  Tax Consequences. It is intended that the Merger shall constitute a
          ----------------
reorganization described in Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The parties shall treat the transactions contemplated hereby consistently with such intention.

2.   Conversion of Shares.

     2.1  Conversion of Shares.
          --------------------

          (a) Except as contemplated by Sections 2.2, 2.11 and 3.1 hereof, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock, at the Effective Time, each issued and outstanding share of Company Common Stock (the "Company Shares"), as shown on
Schedule 4.2(a), shall be converted into the right to receive .00943 (the
---------------
"Exchange Ratio") validly issued, fully paid and nonassessable shares of MedSource Series D 6% Cumulative Convertible Preferred Stock, par value $.01 per share (the "MedSource Shares"), with such rights and preferences as set forth in the Certificate of Designation of MedSource, substantially in the form attached hereto as Exhibit 2.1(a). As a result of the Merger and without any action on
          --------------
the part of the holders of the Company Shares, an aggregate of 12,675 MedSource Shares issued at the closing hereunder shall be paid into and held in escrow in accordance with the terms of the escrow agreement substantially in the form attached hereto as Exhibit 2.1(b) (the "Escrow Agreement"), subject to the
                   --------------
adjustment to such escrow amount as provided in Sections 7.1(b) and 7.12(b) and, if determinable prior to the Effective Time, Section 11.2 hereof.

          (b) At the Effective Time, each issued and outstanding share of common stock of the Buyer shall remain outstanding as one share of common stock of the Surviving Corporation and shall not be converted into any other securities or cash in the Merger. The certificate for such shares of common stock of the Buyer shall not be surrendered or in any way modified by reason of the Merger. No capital stock of the Buyer will be issued in the Merger.

     2.2  Cancellation and Retirement of Company Shares. As a result of the
          ---------------------------------------------
Merger and without any action on the part of the holders thereof, at the Effective Time, all of the Company Shares shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Company Shares (such certificate or other evidence of ownership, a "Certificate") shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the applicable MedSource Shares to be issued in consideration therefor upon surrender of such Certificate in accordance with Section 2.4 hereof, subject to Sections 2.11 and 3.1 hereof. Any shares of capital stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     2.3  Treatment of Stock Options. At the Effective Time, all outstanding
          --------------------------
options to purchase Company Common Stock (the "Company Stock Options") will become options to purchase MedSource Shares in accordance with Section 7.9 hereof.

     2.4  Surrender and Exchange of Company Shares.
          ----------------------------------------

          (a) On the Closing Date, MedSource or the Surviving Corporation shall deliver to each holder of Company Shares at the Effective Time a letter of transmittal for use in connection with the exchange of Company Shares for MedSource Shares. Each holder of Company Shares upon surrender to MedSource of all Certificates representing the Company Shares, together with a properly completed letter of transmittal covering such Company Shares and, if not already received by MedSource, executed copies of the Stockholders' Agreement (as defined in Section 7.7 hereof) and the Registration Rights Agreement (as defined in Section 7.7 hereof), shall be entitled upon such surrender and delivery of the Certificates representing the Company Shares and such executed agreements to receive in exchange therefor, without cost to them, the applicable MedSource Shares, and the Certificate or Certificates so surrendered in exchange for such consideration shall forthwith be canceled by MedSource.

          (b) At the Effective Time, MedSource shall deliver to the escrow agent, in the name of the escrow agent, a certificate representing 12,675 MedSource Shares (the "Escrowed Shares") pursuant to the Escrow Agreement and for the purposes of Article 10 and Sections 7.1(b), 7.12(b) and 11.2 hereof. Each holder of shares of Company Common Stock entitled to receive MedSource Shares in the Merger pursuant to the terms of this Agreement will contribute MedSource Shares to the escrow on a pro rata basis equal to the total of the Escrowed Shares multiplied by a fraction the numerator of which is the number of MedSource Shares such holder is entitled to receive in the Merger in accordance with Section 2.1(a) hereof and the denominator of which is the total number of MedSource Shares all holders of Company Common Stock are entitled to receive in accordance with Section 2.1(a) hereof (excluding therefrom MedSource Shares otherwise issuable in respect of Dissenting Shares (as defined in Section 3.1 hereof)). Upon the surrender for cancellation of the certificates representing the Company Shares pursuant to Section 2.4(a) above, MedSource shall deliver to the holders of Company Shares Certificates representing the applicable MedSource Shares, each registered in the name of the individuals as set forth in the letter of transmittal.

          (c) No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate and make the other required deliveries in accordance with
Section 2.4(a) hereof. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder thereof without interest, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Company Common Stock.

          (d) Promptly after the Effective Time but in no event more than five
(5) business days thereafter, MedSource shall issue to each holder of an outstanding Company Stock Option a notice describing the assumption, in accordance with Section 7.9 hereof, of such Company Stock Option by MedSource.

     2.5  No Further Ownership Rights in Company Common Stock. All MedSource
          ---------------------------------------------------
Shares issued upon conversion of the Company Shares in accordance with the terms of Article I and this Article II hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Company Shares.

     2.6  Closing of Stock Transfer Book. On and after the date of this
          ------------------------------
Agreement the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company that were issued and outstanding immediately prior to the date hereof. In the event that, after the Effective Time, certificates for Company Shares are presented to MedSource or the Surviving Corporation, they shall be canceled and exchanged for the applicable MedSource Shares, subject to applicable law in the case of Dissenting Shares (as defined in Section 3.1 hereof).

     2.7  Majority Stockholders Approval and Waiver. The Majority Stockholders
          -----------------------------------------
agree to vote for adoption of this Agreement in accordance with Massachusetts law pursuant to the irrevocable proxy and voting agreement, substantially in the form attached hereto as Exhibit 2.7, which has been delivered on the date hereof
                        -----------
to the Buyer Group.

     2.8  Fractional Shares. MedSource Shares representing fractional shares
          -----------------
shall be issued upon the surrender for exchange of Certificates and such fractional share interests shall entitle the owner thereof to vote and to have all rights of a stockholder of MedSource or a holder of MedSource Shares.

     2.9  Lost Certificates. In the event any certificates representing Company
          -----------------
Shares shall have been lost, stolen or destroyed, MedSource shall issue such shares of MedSource Shares and any dividends or other distributions with respect to MedSource Shares to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and the delivery of such bond as MedSource may reasonably require.

     2.10 Transfer Taxes. No transfer taxes shall be payable by any stockholder
          --------------
of the Company in respect of the issuance of the MedSource Shares under Section
2.1 hereof, except that if any MedSource Shares are to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the stockholder of the Company requesting such issuance shall pay to MedSource any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of MedSource that such taxes have been paid or are not payable.

     2.11 Put Shares. Notwithstanding the provisions of this Article 2 to the
          ----------
contrary, but subject to the provisions of Section 7.10 hereof and the condition set forth in Section 8.4(k) hereof, Company Shares (other than those as to which, pursuant to Section 7.10 hereof, either or both of the Principal Parties has assumed the Company's obligations pursuant to the Put Agreements (as defined in Section 8.1(m) hereof) and purchased such Company Shares or acquired directly such Company Shares from the holders of the Put (as defined in the Put Agreement) (the "Tolkoff Assumed Shares")) that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have exercised their Puts, in accordance with the terms of such Put Agreements, shall not be converted into or be exchangeable for the right to receive the MedSource Shares with respect to each such Company Share. The holders of such Company Shares, other than the Tolkoff Assumed Shares, shall be entitled to receive payment of the price of such Put provided for in the Put Agreement of such Company Shares held by them in accordance with the provisions of such Put Agreements with funds provided by MedSource or Buyer. The Company shall give MedSource prompt notice of any exercise of any such Put. The Tolkoff Assumed Shares shall be converted into MedSource Shares as provided for in Section 2.1(a) hereof.

3.   Dissenting Shares.

     3.1 Dissenting Shares.
         -----------------

         (a) Notwithstanding any provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 85 of the MBCL (collectively, the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the MedSource Shares with respect to each such Company Share. Such stockholders shall be entitled to receive payment of the appraised value of such Company Shares held by them in accordance with the provisions of such Section 85 of the MBCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Shares under
Section 85 of the MBCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive MedSource Shares with respect to each such Company Share without any interest thereon.

         (b) The Company shall give MedSource (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Section 85 of the MBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of MedSource, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

4.   Representations and Warranties of the Company.

     As a material inducement to the Buyer Group to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Buyer Group the representations and warranties as follows, except as otherwise may be set forth in a Schedule attached hereto:

     4.1 Organization. The Company is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of Massachusetts and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner and in the places it is now being conducted or proposed to be conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in California and in each other jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Company has delivered to the Buyer Group true, correct and complete copies of the Company's Articles of Organization and By-laws, as currently in effect, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Organization or By-laws.

     4.2 Capitalization; Subsidiaries.
         ----------------------------

         (a) The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock, of which 3,675,875 shares are issued and outstanding, and 1,000,125 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options and reserved for future grant under the Company's 1998 Omnibus Stock Plan and that certain Stock Option Agreement, dated as of September 18, 1998, by and between the Company and Stuart
A. Randle (the "Randle Stock Option Agreement"). Schedule 4.2(a) contains the
                                                 ---------------
name of each stockholder of the Company and the number of Company Shares owned by each stockholder, all as reflected on the records of the Company. All of the Company Shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.2(a), there are no (i) options,
                                      ---------------
warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating now or in the future, the Company or the holders of Company Shares to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or any of the holders of Company Shares is a party with respect to the voting of the capital stock of the Company. None of the Company's capital stock has been issued in violation of any federal or state law.

         (b) Except as set forth on Schedule 4.2(b), the Company has no
                                    ---------------
subsidiaries and does not own any outstanding shares of capital stock or have any direct or indirect interest in or control over any corporation, partnership, joint venture, trust, corporation, limited liability company or other entity.

     4.3 Authorization; Validity of Agreement. The Company has the requisite
         ------------------------------------
corporate power and authority to execute, deliver and perform this Agreement and each of the Exhibits hereto and the other agreements and certificates required to be executed and delivered by the Company pursuant to this Agreement, including, but not limited to, the Escrow Agreement (collectively, with this Agreement, the "Transaction Documents"), to which the Company is a party, and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed, authorized and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Transaction Documents to which the Company is a party, when executed and delivered by the Company, shall have been duly executed, authorized and delivered by the Company and shall be a valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

     4.4 No Violations; Consents and Approvals.
         -------------------------------------

         (a) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by the Company do not, and the consummation by it of the transactions contemplated hereby and thereby will not: (i) violate any provision of its Articles of Organization or By-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) an event of default (or give rise to any right of termination, amendment, cancellation or acceleration) (collectively, a "Default") under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, agreement or other instrument (collectively, a "Contract") to which the Company is a party or by which any of its properties or assets may be bound or otherwise subject, except for such items referred to as Required Consents (as defined in Section 4.4(b) hereof) set forth on Schedule 4.4(b), (iii) violate
                                               ---------------
any Law (as defined in Section 4.8(b) hereof) applicable to the Company or any of its properties or assets or (iv) except as set forth in Schedule 4.4(b), give
                                                           ---------------
rise to a "put" right.

         (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency, or any court, arbitration panel or other tribunal or judicial authority of any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch (a "Governmental Entity") or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (individually, a "Consent" and collectively, "Consents") with respect to any License (as defined in Section 4.8(c) hereof) or Law, including without limitation post-Closing filings with the U.S. Patent and Trademark Office, which are required to assign patents and/or trademarks from the Company to the Buyer as set forth on Schedule 4.11(a); (ii) the Hart-Scott Rodino Antitrust
                ----------------
Improvements Act of 1976, as amended (the "HSR Act"); or (iii) post-Closing filings pursuant to federal or state securities laws in connection with the purchase of the MedSource Shares, (iv) the Articles of Merger with the Massachusetts Secretary of the Commonwealth and the Delaware Secretary of the State or (v) otherwise as are set forth on Schedule 4.4(b) hereof (the "Required
                                           ---------------
Consents").

     4.5 Financial Statements.
         --------------------

         (a) The Company has delivered to the Buyer the unaudited balance sheet of the Company as of October 27, 2000 (the "Latest Balance Sheet"), together with the related statements of income for the ten-month period ended October 27, 2000, and the balance sheets of the Company as of December 31, 1999, 1998 and 1997, together with the related statements of income (including the related notes) for the three prior fiscal years then ended (collectively, the "Financial Statements").

         (b) The Financial Statements, other than the October 27, 2000 Financial Statements, have been audited by Grant Thornton LLP for fiscal 1998 and 1999 and Alexander, Aronson, Finning & Co., P.C. for fiscal 1997, and the reports of these firms have been delivered to the Buyer. The Financial Statements have been derived from, and agree with, the books and records of the Company and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods set forth therein. The Financial Statements (including the notes thereto) have been prepared in accordance with United States generally accepted accounting principles, consistently applied ("GAAP"), as of the dates and for the periods involved, subject, in the case of the Latest Balance Sheet and the related statements of operations for the interim period, to the absence of footnote disclosure and the normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material to the business or the operations of the Company).

     4.6 No Material Adverse Change. Except as set forth in Schedule 4.6, since
            -----------------------                         ------------
the date of the Latest Balance Sheet, no event, condition or circumstance has occurred that would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company (as modified hereafter, a "Company Material Adverse Effect"), other than events, conditions or circumstances primarily attributable to (i) general economic conditions or world events or (ii) general industry-wide changes in the business market in which the Company does business (including legal and regulatory changes).

     4.7 No Undisclosed Liabilities.
         --------------------------

         (a) Except as set forth on Schedule 4.7, the Company does not have, and
                                    ------------
as of the Closing Date will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or adequately reserved against on the Latest Balance Sheet or (ii) were incurred since the date of the Latest Balance Sheet in the ordinary course of business, none of which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

         (b) The accounts payable of the Company set forth in the Latest Balance Sheet or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business.

     4.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

         (a) Except as set forth on Schedule 4.8(a), there is no claim, suit,
                                    ---------------
action, investigation or proceeding (collectively, a "Proceeding") pending, nor is there, to the knowledge of the Company, any Proceeding threatened, that involves or affects the Company or any Affiliate of the Company, by or before any Governmental Entity, court, arbitration panel or any other Person. The Company has no reason to believe that any such Proceeding may be brought or threatened against the Company.

         (b) No claim for indemnification under the agreement and plan of merger, dated as of May 5, 1999, among the Company, DBI Acquisition Corporation, Danforth Biomedical, Inc. ("Danforth") and the stockholders of Danforth (the "Danforth Merger Agreement") has been made by Danforth or its stockholders against the Company. There does not exist any basis for any indemnification claim or other claim for damages by Danforth or its stockholders related to or arising from the Danforth Merger Agreement or the Danforth merger with the Company, and the Company has no reason to believe that any such claim may be brought or threatened against the Company.

         (c) The Company has complied with all applicable criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, written policies, writs, judgments, decrees, injunctions, or agreements of any Governmental Entity to which it or its property is subject (collectively, "Laws"). Since January 1, 1997, the Company has received no written notice of any material violation of any Law except as set forth on Schedule 4.8(c).
                                                         ---------------

         (d) The Company has every material license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License"), and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted. All such Licenses and Consents are in full force and effect and the Company is operating in compliance therewith. The Company has not received written notice of any pending cancellation or suspension of any thereof nor, to the knowledge of the Company, is any cancellation or suspension thereof threatened, except where the failure to have such License or Consent would not have a Company Material Adverse Effect. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule
                                                                        --------
4.8(d).
------
     4.9 Employee Benefit Plans; ERISA.
         -----------------------------

         (a) Schedule 4.9(a) lists each "employee benefit plan" (as defined in
             ---------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of any employee or former employee of the Company (collectively, the "Plans"). The Company has heretofore delivered to the Buyer Group, true, correct and complete copies of each of the Plans, including all amendments to date, and, if applicable, the summary plan description for each Plan, any insurance contract, trust agreement or other funding arrangement related to any Plan, any actuarial valuation for a Plan, the most recent IRS determination letter for the Plan (if applicable), the annual report on Form 5500 Series (including all attachments and schedules) for the three most recent Plan years for each Plan required to file such forms, and a list showing all former employees or dependents of employees or former employees currently on COBRA or similar continuation coverage under any Plan.

         (b) Each of the Plans is in material compliance with the applicable provisions of ERISA, the Code and any other applicable law or regulation, and has been administered in accordance with ERISA, the terms of the Plan and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Code Sections 401(a), 403(a) or 501(c)(9) has received a timely determination letter or approval letter from the Internal Revenue Service that it is so qualified and has, in fact, been continuously qualified under the applicable section of the Code since the effective date of such Plan. The Company does not know of any facts, circumstances or omissions that would materially adversely affect such qualification. None of the Plans is subject to Title IV of ERISA. No "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Plan. There are no pending or, to the knowledge of the Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

         (c) No plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

         (d) With respect to each Plan, neither the Company nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company, or the Buyer Group, directly or indirectly, to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or Sections 409 or 502(i) of ERISA.

         (e) The Company has complied with the notice and continuation of coverage requirements of Code Section 4980B and the regulations thereunder with respect to each Plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
Section 4980B(g) of ERISA.

         (f) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Code Section 412(a)), whether or not waived.

         (g) Neither the Company nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

         (h) On and after the Closing Date, neither the Company nor the Buyer Group will have any liability related to any plan, program or arrangement maintained or contributed to by any ERISA Affiliate which is not a Plan, but which would be a Plan if it were maintained by the Company for its employees.

    4.10 Real Property.
         -------------

         (a) The Company does not own any real property.

         (b) Schedule 4.10(b) contains a true, correct and complete list of all
             ----------------
the leases, subleases, licenses and other written agreements (and the Company has no knowledge of any unwritten agreements) under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (such land, buildings and other improvements being herein called collectively, the "Real Property." The Company has heretofore delivered to the Buyer Group true and correct copies of all leases, occupancy agreements and/or licenses for the Real Property (collectively, the "Leases"). Each Lease is legal, valid, binding, enforceable, in full force and effect against the Company, and to the knowledge of the Company, each of the other parties thereto, all rent and other sums and charges to the extent due and payable thereunder are current, no written notice of default or termination under any Lease has been received or given, no termination event or condition or default which has remained uncured beyond applicable cure periods exists on the part of the Company or, to its knowledge, any other party under any Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a Default or termination event or condition. The Company has a good, clear, marketable, valid and enforceable leasehold interest in the Real Property subject to no Liens which interfere with the operation of the Company's business. No Affiliate (as defined in Section
4.15 hereof) of the Company is the owner of, or has any ownership, economic or similar interest in, any Lease or other agreement concerning the Real Property except as set forth in Schedule 4.10(b). Except as set forth in Schedule
                       ----------------                         --------
4.10(b), none of the Leases have been amended, modified, extended, surrendered,
-------
terminated or
assigned as of the date hereof. Except as set forth in Schedule 4.10(b), the
                                                       ----------------
Company maintains actual and exclusive possession of the Real Property.

         (c) Except as set forth in Schedule 4.10(b), there are no Leases or
                                    ----------------
other written agreements (and the Company has no knowledge of any unwritten agreements) granting to any Person other than the Company any right to the possession, use or occupancy of the Real Property and no Person has any rights to acquire, lease, sublease or otherwise occupy the Real Property or any part thereof or to otherwise obtain any interest therein, and there are no outstanding options, rights of first refusal or rights of reverter relating to the Real Property or any interests therein. All of the lands, buildings, structures and other improvements used by the Company in the conduct of its business are included in the Real Property and the Real Property are all the real property utilized or employed by the Company to conduct its business. There has been no service, material or other work provided or supplied to the Company relating to its obligations under the Leases that has not been paid in full on or before the date such amounts are due and payable, except as set forth in
Schedule 4.10(c). All brokerage commissions, finders fees and all similar
----------------
charges or fees arising out of or relating to any of the Leases have been paid in full.

         (d) To the knowledge of the Company, there is no pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Real Property actually leased by the Company, (ii) imposition of any special or other assessments against the Real Property for public betterments or otherwise for which the Company would be responsible for payment under terms of its Leases,
(iii) special assessments affecting the Real Property or any portion thereof that are or would be payable by the Company, or (iv) change in any applicable Law relating to the use, occupation or operation of the Real Property.

         (e) The Company has heretofore delivered to the Buyer Group a true and correct copy of a Memorandum of Agreement made and entered into as of June 2, 1999 by and between the Company and Mo-Mex Corporation (the "Mexican MOA"). In performance of the Mexican MOA, Mo-Mex Corporation has contracted with a Mexican corporation or corporations to furnish facilities, labor and manufacturing services in Navojoa, Sonora, Mexico (the "Mexican Facility"). The Mexican MOA is legal, valid, binding, enforceable, in force and effect against the Company, and to the knowledge of the Company, against each of the other parties thereto, all payments to the extent due and payable thereunder are current, no written notice of default or termination under the Mexican MOA has been received or given, no termination event or condition or default which has remained uncured beyond applicable cure periods exists on the part of the Company or, to its knowledge, any other party under the Mexican MOA, and no event has occurred and no condition exists which, with the giving of notice or lapse of time or both, would constitute such a default or termination event or condition. The Mexican MOA has not been amended, modified, extended, surrendered, terminated or assigned as of the date hereof.

         (f) Copies of the current utility bills to the extent payable by the Company for the Real Property have been delivered to the Buyer Group by the Company.

    4.11 Intellectual Property Rights; Computer Software.
         -----------------------------------------------

         (a) For the purpose of this Section 4.11, the following terms shall have the meanings attributed thereto:

             (i) "Intellectual Property" means all Patents, Copyrights, Trade Secrets, Know-How, Trademarks, whether common law, statutory or otherwise, domestic and foreign and all registrations and registration applications for any such rights, and all Internal Software Systems, domain names and uniform resource locators (URLs).

             (ii) "Patent" means all classes or types of patents, design patents, utility patents, including, without limitation, originals, divisions, continuations, continuations-in-part, extensions, reexaminations, or reissues, patent applications and invention disclosures for these classes or types of patent rights (whether or not patentable and whether or not reduced to practice) in all countries of the world except to the extent intentionally abandoned by the Company, including, without limitation, those listed on Schedule 4.11(a).
                                                                 -------

             (iii) "Trademark" means service marks, trademarks, trade names, brands, product and service names, logos and other distinctive identifications used in commerce, whether in connection with products or services, together with all goodwill related to any of the foregoing, including without limitation those listed on Schedule
                                                                 --------
         4.11(a).
         -------

             (iv) "Copyright" means all original works of authorship fixed in any tangible medium of expression under the copyright laws of the United States and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), including, but not limited to, all renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, including without limitation those listed on Schedule
                                                                  --------
         4.11(a).
         -------

                 (v) "Internal Software Systems" means the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Company for its internal operations.

                 (vi) "Know-How" means all factual knowledge and information that is not capable of precise, separate description but which, in an accumulated form, after being acquired as a result of trial and error, gives to the one acquiring it the ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success, including without limitation all formulae, algorithms, processes, procedures, writings, data, protocols, techniques, proposals, designs, ideas, concepts, strategic, research and development information and related documentation, business and other plans, research, inventions and invention disclosure (whether patentable or unpatentable), and all records of the foregoing, test, engineering and technical data, proprietary information and methodologies, communications and associated peripheral devices and resources; computer software, programs and code, both object and source, in whatever form and media, databases, specifications and other information processing tangible and intangible items.

                  (vii) "Trade Secrets" means any information that generally facilitates the production, manufacturing or sale of products, increases revenues, or provides an advantage over the competition and is not generally known.

                 (viii) "Licensed Intellectual Property" shall mean Intellectual Property which the Company uses or has the right to use pursuant to Third Party Licenses.

                 (ix) "Non-Owned Intellectual Property" shall mean (i) Licensed Intellectual Property and (ii) Intellectual Property which is publicly available for use without restriction or obligation of any kind to any other person or entity or which was developed by the Company for or on behalf of a client of the Company.

                 (x) "Owned Intellectual Property" shall mean Intellectual Property (i) created or developed by employees of the Company in their capacity as such other than for or on behalf of clients or customers of the Company for which such client or customer has retained exclusive rights to the Intellectual Property or (ii) to which the Company has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without the consent or approval of or payment to, any other person.

                 (xi) "Third Party Licenses" shall mean all licenses, agreements, obligations or other commitments under which a person has granted the Company a right to use any Intellectual Property in connection with the Company's business but retains one or more rights to use such Intellectual Property, including without limitation those Third Party Licenses listed and described on Schedule 4.11(a), other
                                                      ----------------
         than license agreements included in shrink-wrapped software packages for software readily and generally commercially available to Buyer.

         (b)     Except as specifically set forth in detail on Schedule 4.11(b):
                                                               ----------------

                 (i) The Company owns all legally enforceable right, title and interest to all Owned Intellectual Property free and clear of all liens, claims, encumbrances and other restrictions without an obligation to pay any royalties, license fees or other amounts to any other person or entity.

                 (ii) The Company has taken commercially reasonable actions with each individual and entity, including each employee, agent, consultant and contractor, who in their capacity as such has contributed to or participated in the conception, creation and development of the Intellectual Property (other than Non-Owned Intellectual Property) on behalf of the Company so that each such individual or entity either (A) has been a genuine employee or has been party to a duly executed "work-for-hire" agreement with the Company, in accordance with applicable law, or (B) has executed valid written assignment in favor of the Company as assignee that has conveyed to the Company all right, title and interest in and to all tangible and intangible property arising from such individual's or entity's work throughout the world, in perpetuity, in each case of (A) or (B) waiving any claim any such individual or entity may have with respect to such tangible or intangible property.

                 (iii) To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation by any third party (including any employee or former employee of the Company) of any Intellectual Property of the Company or of any right of any third party in Intellectual Property licensed by or through the Company. Except as set forth on Schedule 4.11(b), the Company has
                                             ----------------
             no agreement to indemnify any individual or entity against any charge of infringement of any Intellectual Property, other than indemnification provisions normal and usual for the Company's industry contained in purchase orders or license agreements arising in the ordinary course of business. The Company has not received (nor does the Company have any knowledge of) any written notice, claim or allegation from any person or entity questioning the right of the Company to unconditionally use, possess, transfer, convey or otherwise dispose of any Intellectual Property (other than the Licensed Intellectual Property) or questioning the right of the Company to use any Licensed Intellectual Property. There is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, charge, complaint, demand, written notice, claim, dispute nor any claim of infringement, misappropriation or other violation by the Company of any Intellectual Property or other proprietary rights of any other individual or entity pending or, to the knowledge of the Company, threatened against the Company.

                 (iv) To the knowledge of the Company, the Company's use of the Owned Intellectual Property in its business as presently conducted, has not violated, interfered with or infringed upon the rights of any other individual or entity nor does such use by the Company constitute a breach of any agreement or obligations, by which the Company may be bound, or to the knowledge of the Company, constitute a material violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction. To the knowledge of the Company, the Company's use of the Intellectual Property does not violate, interfere with or infringe upon the rights of any other individual or entity nor does such use by the Company constitute a breach of any agreement, obligation, promise or commitment by which the Company is bound or constitute a material violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

                 (v)   Except for the agreements listed and described on
             Schedule 4.11(b), no licenses or other rights have been granted by
             ----------------
             the Company, and the Company has no obligation to grant any licenses or other rights, with respect to any Intellectual Property. No written claims have been made by or against the Company for any violation or infringement by others of any rights with respect to any Intellectual Property. To the best knowledge of the Company, there are no such claims which the Company may have the right (or a reasonable basis) to make or assert.

                 (vi) The Company has all rights in Intellectual Property necessary to conduct its business as it is currently conducted by the Company and such rights will not be adversely affected as a result of or in connection with the execution and delivery of this Agreement, the Closing or the consummation of any of the transactions contemplated hereby. With respect to Third Party Licenses, (A) the Company is not (and to the knowledge of the Company, no other party to any such Third Party Licenses is) in breach or default with respect thereto, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder and (B) the Company has not (and to the knowledge of the Company, no party to any such Third Party License has) repudiated any provision thereof.

                 (vii) All statements and representations made by the Company in any pending Intellectual Property applications, filings or registrations were true in all material respects as of the time they were made. No registered copyright, registered or unregistered trademark or service mark, or patent used in the business (other than in circumstances where the Company has intentionally allowed registered copyright, registered or unregistered trademark or service mark, or patent not material to the business to lapse, expire, become abandoned or be canceled) has lapsed, expired or been abandoned or canceled, or is subject to any injunction, judgment, order, decree, ruling or charge or is subject to any pending or (to the knowledge of the Company) threatened oppositions, cancellations, interferences or other proceedings before the United State Patent and Trademark Office, the Trademark Trials and Appeals Board, the United States Copyright Office or in any other registration authority in any country.

      4.12   Tangible Personal Property.
             --------------------------

             (a) The Company has good, marketable and valid title to all tangible personal property used in its business or located on its premises free and clear of all Liens.

             (b) All material items of machinery, equipment, tooling and other tangible personal property owned or leased by the Company and used in the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Company attached hereto as Schedule 4.12(b)
                                                               ----------------
(collectively, the "Personal Property"). All of the items of machinery and equipment included within the Personal Property are fully operational and operating in the ordinary course of the

Company's business, as applicable, are in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and are adequate for use in the conduct of the Company's business as currently conducted.

     4.13 Material Contracts.
          ------------------

          (a) Schedule 4.13 sets forth a true, complete and correct list of
              -------------
every Contract that: (i) except for purchase orders issued by the Company in the ordinary course of business, provides for aggregate future payments by the Company or to the Company of more than $50,000 and which is not cancelable upon sixty (60) days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Company with an officer, director, significant employee of the Company or with any Persons controlled by or affiliated with any of them;
(iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Company; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Company from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement with any employee, consultant or agent of the Company; (viii) is a lease of real property; or (ix) is otherwise material to the rights, properties, assets, business or operations of the Company (the foregoing, collectively, "Material Contracts"). The Company has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

          (b) Each of the Material Contracts is legal, valid, binding, enforceable, in full force and effect and there is not now and, to the knowledge of the Company, there has not been claimed or alleged by any Person with respect to any Material Contract, any existing Default, or event that with notice or lapse of time or both would constitute a Default or event of Default, on the part of the Company, or to the knowledge of the Company, on the part of any other party thereto and, except as set forth on Schedule 4.4(b), no Consent
                                                ---------------
from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such Consents that have been obtained and are unconditional and in full force and effect, and such notices that have been duly given and copies of such Consents have been delivered to the Buyer Group.

     4.14 Taxes.
          -----

          (a) Except as set forth in Schedule 4.14(a):
                                     ----------------

              (i) the Company has or will have prior to the Closing Date (A) duly and timely filed or caused to be filed with Tax Authorities each Tax Return that is required to be filed by or on behalf of the Company or that includes or relates to the Company, its income, sales, assets or business, to the extent that such Tax Returns are due on or before the Closing Date which Tax Returns are true, correct and complete, (B) duly and timely paid in full, or caused to be paid in full, all Taxes relating to the Company and its income, sales, assets or business for all periods ended on or prior to the Closing Date, whether disputed or not, regardless of whether any such Taxes are disclosed on any Tax Return and (C) has properly accrued on the books and records of the Company in accordance with GAAP (subject to year end audit adjustments and footnote disclosure) a provision for the payment of all Taxes due or claimed to be due or for which the Company otherwise is or may be liable;

              (ii) the Company has not requested an extension of time within which to file any Tax Return in respect of any Tax period which Tax Return has not since been filed;

              (iii) the Company has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code Section 3402;

              (iv) there is no lien for Taxes upon any asset or property of the Company (except for any statutory lien for any Tax not yet due);

              (v) the Company does not have, and is not expected to have, any liability in respect of any Tax as a transferee or successor of any Person (including, but not limited to, any liability arising under Treas. Reg. (S) 1.1502-6), and the Company is not, and never has been, a party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

              (vi) all Taxes imposed with respect to the Company's income, sales, assets or business, or for which the Company is liable and which are due and payable, have been paid;

             (vii) any assessment, deficiency or adjustment related to or in connection with any Tax for which the Company is liable or with respect to the Company's income, sales, assets or business that is or was required to be reported to any Tax Authority has been so reported, and any additional Taxes owed with respect thereto have been paid;

             (viii) there are no pending, proposed or, to the knowledge of the Company, threatened Tax Proceedings with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of the Company;

             (ix) there are no presently outstanding waivers or extensions or requests for waivers or extensions of the time within which unpaid Tax may be assessed or asserted;

             (x) there is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

             (xi) the Company is not a party to any agreement with any Tax Authority (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable law or any agreement relating to transfer or intercompany pricing) and has not requested or received a private letter or other ruling from any Tax Authority relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

             (xii) the Company is not a party to any contract, agreement or other arrangement that could result, alone or in conjunction with any other contract, agreement or other arrangement, in the payment of any amount that would not be deductible by reason of Code Section 280G or 404 or any similar provision of applicable law;

             (xiii) the Company is not a "consenting corporation" within the meaning of Code Section 341(f) or any similar provision of applicable law and has not agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code
       Section 341(f)(4)) owned by the Company;

             (xiv) the Company does not have any "tax-exempt use property" within the meaning of Code Section 168(g) or Code Section 168(h) or any similar provision of applicable law with respect to the Company, its income, sales, assets or business;

             (xv) none of the assets of the Company is required to be treated as being owned by any other person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code Section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

             (xvi) the Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code
       Section 897(c)(1)(A)(ii);

             (xvii) no election under Code Section 338 or any similar provision of applicable law has been made or required to be made by or with respect to the Company (or a subsidiary, if any, of the Company);

             (xviii) the Company (i) has not adjusted, changed, or received any request, demand, or proposal from a Tax Authority to adjust or change any accounting method, (ii) is not required to include in income any adjustment pursuant to Code Section 481 (a) (or any similar provision of applicable law) by reason of a change in accounting method, and (iii) has neither deferred any income to a period after the Closing Date that has economically accrued or is otherwise attributable to a period prior to the Closing Date nor accelerated any deductions into a period ending on or before the Closing Date that will or may economically accrue after the Closing Date;

             (xix) there is no power of attorney in effect relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

             (xx) no jurisdiction where the Company does not file a Tax Return has made or, to the knowledge of the Company, threatened to make a claim that the Company is required to file a Tax Return for such jurisdiction; and

             (xxi) Schedule 4.14(a) sets forth a list of all elections currently in effect (or made within the five most recent Tax periods ending on or prior to the Closing Date) with respect to any Tax or Tax Return.

       (b)   Schedule 4.14(b) sets forth a list of all jurisdictions (foreign
             ----------------
and domestic) in which any Tax Returns have been filed by or on behalf of the Company, or with respect to the Company's income, assets or business since December 31, 1996.

       (c)   Schedule 4.14(c) sets forth a list of all jurisdictions (foreign
             ----------------
and domestic) in which any income, franchise or other Tax Returns filed on behalf of the Company have been the subject of Tax Proceedings.

       (d) The Company has provided to the Buyer Group: (i) a copy of all Tax Returns filed since December 31, 1997, and (ii) all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Taxes for which the Company is or may be liable with respect to the Company's income, sales, assets or business.

       (e)   For purposes of this Agreement,

             (i) "Tax" means any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording or other tax, duty, fee, assessment or charge of any kind whatsoever, imposed by any Tax Authority, including any liability therefor as a transferee (including without limitation under Code Section 6901 or any similar provision of applicable law), as a result of Treas. Reg. (S)1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

             (ii) "Tax Authority" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

             (iii) "Tax Proceeding" means any audit, examination, review, reassessment, litigation or other administrative or judicial proceeding relating to (i) any Tax for which the Company is (or is asserted to be) or may be liable, (ii) the collection, payment or withholding of any Tax, or (iii) any Tax Return filed by or on behalf of the Company.

             (iv) "Tax Return" means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or any administrative requirements relating to any Tax.

             (v) "Treas. Reg." means any temporary, proposed or final regulation promulgated under the Code.

     4.15    Affiliated Party Transactions. Except for obligations arising under
             -----------------------------
this Agreement or as set forth on Schedule 4.15, as of the Closing Date neither
                                  -------------
the Company nor any of its officers, directors or other management employee, or any of their respective spouses or immediate family (collectively, the "Affiliates"), will have, directly or indirectly, on an individual or joint basis any obligation to or cause of action or claim against the Company.

     4.16    Environmental Matters.
             ---------------------

             (a) The Company is in compliance with, and its business has been conducted in material compliance with, all Environmental Laws (as defined below).

             (b) No Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., is on or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.(S)9601 et seq., or on any similar state list of sites requiring investigation or cleanup.

             (c) The Company has not received any written notice (and the Company has no knowledge of any unwritten notice) that remains pending or outstanding with respect to the Company's business or any Site from any Governmental Entity or Person alleging that the Company is not in compliance with any Environmental Law.

             (d) There has been no reportable Release (as defined below) of a Hazardous Substance (as defined below) by the Company at, from, in, to, on or under any Site and, to the knowledge of the Company, no Hazardous Substances are present in, on, about or migrating to or from any Site that give rise to an Environmental Claim (as defined below) against the Company.

             (e) To the knowledge of the Company, there are no pending or outstanding corrective actions against the Company requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise.

             (f) The Company has all Environmental Permits (as defined below) necessary for the conduct of its business. A list of such Environmental Permits is set forth on Schedule 4.16. The Company has delivered copies of all
                        -------------
such Environmental Permits to the Buyer Group.

             (g) There are no pending, or to the knowledge of the Company, threatened, Environmental Claims (as defined below) against the Company, and the Company is not aware of any facts or circumstances that are likely to result in an Environmental Claim against the Company.

             (h) Neither the Company, any entity previously owned by the Company, nor any predecessor of the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim.

             (i)     Except as set forth on Schedule 4.16, there are no (i)
                                            -------------
underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos containing material, or (iv) recognized environmental condition or historic recognized environmental condition (as defined by ASTM E1527-00) for which the Company would have liability applicable to a Site.

             (j)     All relevant environmental investigations, studies,
audits, tests, reviews or other analyses (which have been reduced to writing) that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance on behalf of the Company have been delivered to the Buyer Group prior to execution of this Agreement. The Company makes no representations or warranties with regard to the accuracy or completeness of documents prepared by outside consultants. A list of such reports is set forth in Schedule 4.16.
                             -------------

             (k) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface; (ii) "Environmental Claim" means any written notice to the Company by a person or entity alleging potential liability (including, without limitation, potential liability of the Company for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Substance at any location whether or not owned by the Company or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (iii) "Environmental Law" means any and all Laws applicable to the Company and the Site relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any Licenses or Consents required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes, " "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances, or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently owned, leased, used or operated by the Company (including, without limitation, the Mexican Facility), any predecessors of the Company or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater thereat.

             4.17    No Brokers. Except for Orchard Partners, Inc., the Company
                     ----------
has not employed, or otherwise engaged, any financial advisor, broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

             4.18    Receivables. All accounts receivable of the Company have
                     -----------
arisen, and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of such Company's business consistent with past practice. Except as set forth on Schedule 4.18, each of the accounts
                                           -------------
receivable of the Company either has been or to the knowledge of the Company will be collected in full, without any set-off or counterclaim, within ninety
(90) days after the day on which it first becomes due and payable.

             4.19    Inventories. As reflected on the Financial Statements, the
                     -----------
inventories of the Company's business have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Inventory in the Balance Sheet net of reserves is fairly stated. The Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers. Except as set forth in Schedule 4.19, all inventory items are located
                                  -------------
on the Real Property. Since the date of the Latest Balance Sheet, no inventory items have been sold or disposed of except in the ordinary course of business.

             4.20    Product Claims. No product liability claim is pending, or
                     --------------
to the knowledge of the Company, threatened, against the Company or against any other party with respect to the products of the Company's business. Schedule
                                                                    --------
4.20 lists all product liability claims seeking damages in excess of $10,000
----
asserted against the Company (or in respect of which the Company has received notice) with respect to the products of the Company's business or the Company during the last five (5) years. Known claims not listed on Schedule 4.20 do not
                                                           -------------
aggregate more than $15,000.

             4.21    Warranties and Returns. Schedule 4.21 sets forth a summary
                     ----------------------  -------------
of the practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 4.21, there is not presently, nor has there been since
         -------------
December 31, 1997, any failure or defect in any product sold by the Company that has required a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product.

             4.22    Assets Utilized in the Business. The assets, properties and
                     -------------------------------
rights owned, leased or licensed by the Company and used in connection with the Company's business and that will be owned, leased or licensed by the Company as of the Closing Date, and all the agreements to which the Company is a party relating to the Company's business, constitute all of the properties, assets and agreements required to be utilized and employed by the Company in connection with the operation and conduct by the Company of its business as presently conducted.

             4.23    Insurance. Schedule 4.23 contains a complete and correct
                     ---------  -------------
list of all policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance. All such policies (i) are with insurance companies that to the knowledge of the Company are financially sound and reputable and are in full force and effect, (ii) are sufficient for compliance with all Material Contracts of law and of all applicable material agreements, and (iii) are legal, valid, binding, and enforceable policies. All premiums with respect to such insurance policies to the extent due and payable are currently paid in accordance with their terms. Complete and correct copies of such policies have been furnished to the Buyer Group. All such insurance policies or comparable coverage shall be continued in full force and effect on identical terms through the Closing Date. Since December 31, 1997, the Company has not been denied any insurance coverage which it has requested.

             4.24    Delivery of Documents; Corporate Records. The Company has
                     ----------------------------------------
heretofore delivered to the Buyer Group true, correct and complete copies of all documents, instruments, agreements and records referred to in this Article 4 or in the Schedules to this Agreement and copies of the minute and stock record books of the Company. The minute and stock record books of the Company contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and all committees thereof) and the stockholders of the Company since the date of its incorporation.

             4.25    Customers, Suppliers and Distributors. Schedule 4.25 sets
                     -------------------------------------  -------------
forth (i) the ten customers of the Company with the highest dollar volume of purchases from the Company during the twelve month period ended on October 31, 2000 indicating the approximate total sales to each of those customers, and (ii) the ten largest suppliers and the ten largest distributors of the Company during such period. Except as set forth on Schedule 4.25, there has not been any
                                    -------------
adverse change in the business relationship of the Company with any such customer, supplier or distributor outside of the ordinary course of business of the Company as conducted heretofore, and the Company is not aware of any threatened loss of any such customer, supplier or distributor outside the ordinary course of business of the Company as conducted heretofore.

             4.26    Labor Matters. The Company is not delinquent in payments to
                     -------------
any of its employees for any wages, salaries, commissions, bonuses, vacation, holiday or sick pay, or other direct compensation for any services performed for them to the date hereof or amounts required to be reimbursed to such persons other than travel and related expenses incurred in the ordinary course of business. Except as set forth on Schedule 4.9(a), the Company will not by reason
                                 ---------------
of the transactions contemplated hereby or anything done prior to the date hereof be liable to any of said employees for so-called "severance pay" or any other payments whether upon termination of employment of any employee or otherwise. The Company does not have any policy, standard practice or plan of paying severance pay or any form of severance compensation in connection the termination of employment. The Company is in material compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices against the Company, or to the knowledge of the Company, threatened against the Company. There are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the knowledge of the Company, threatened with respect to the employees of the Company, no union has been recognized with respect to the representation of any employee of the Company, no representation questions exist, there is no collective bargaining agreement binding on the Company and except as set forth in Schedule 4.26, there is no
                                                  -------------
agreement which restricts the Company from relocating or closing any or all of its businesses or operations, there are no grievances asserted that would be reasonably likely to have a Company Material Adverse Effect. The Company has not experienced any work stoppage during the last five (5) years.

             4.27    Bank Accounts. Schedule 4.27 sets forth the names and
                     -------------  -------------
locations of all banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

             4.28    Directors, Officers and Certain Employees. Schedule 4.28
                     -----------------------------------------
sets forth a complete and correct list of the names and title for each director and officer and each other employee of the Company who is a party to an employment agreement with the Company. The Company is not aware of any employee in the Company's senior management who intends to terminate his or her employment relationship with the Company, either as a result of the transactions contemplated hereby or otherwise. The Company has delivered to the Buyer Group a true, correct and complete list of the current salary and bonus for each employee of the Company.

                     4.29  No Misstatements or Omissions of the Company. The
                           --------------------------------------------
information with respect to the Company contained in the Proxy Statement/Offering Memorandum (as defined in Section 7.13 hereof) will not at the time it is mailed to the stockholders of the Company, at the time of the Stockholders Meeting (as defined in Section 7.13 hereof), and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                     4.30  Other Representations. The foregoing constitutes the
                           ---------------------
sole representations and warranties made by the Company under this Agreement and in connection with the transactions contemplated hereby. The Company does not make and hereby disclaims any other representations and warranties.

5.           Representations and Warranties of the Principal Parties.

             As a material inducement to the Buyer Group to enter into this Agreement and consummate the transactions contemplated hereby, each of the Principal Parties, jointly and severally, represents and warrants to the Buyer Group as follows.

             5.1     Ownership; Authorization; Validity of Agreement.
                     -----------------------------------------------

                     (a)  Each of the Company Shares listed on Schedule 5.1 are
                                                               ------------
owned of record and beneficially by the Tolkoff Partnership as shown on such Schedule, free and clear of all Liens.

                     (b) Each of the Principal Parties has the requisite capacity, power or authority, as the case may be, to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered by the Principal Parties pursuant to this Agreement (collectively, with this Agreement, the "Principal Parties Transaction Documents"), to which the Principal Party is a party, and to assume and perform his or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Principal Party Transaction Documents has been duly executed, authorized and delivered by each of the Principal Parties and is a valid and binding obligation of each such Principal Party, enforceable against it in accordance with their respective terms.

             5.2     No Violations; Consents and Approvals.
                     -------------------------------------

             (a) The execution, delivery and performance of each of this Agreement and the other Principal Party Transaction Documents by each of the Principal Parties do not, and the consummation by him or it of the transactions contemplated hereby and thereby will not: (i) violate any provision of its agreement of limited partnership in the case of the Tolkoff Partnership; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which any of the Principal Parties is a party or by which any of his or its properties or assets may be bound or otherwise subject; or (iii) violate any Law applicable to the Principal Party or any of his or its properties or assets.

             (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Principal Party Transaction Documents by the Principal Parties or the consummation by the Principal Parties of the transactions contemplated hereby and thereby, except for filings that may be required to be made by the Tolkoff Partnership under the HSR Act.

      5.3    Other Representations. The foregoing constitutes the sole
             ---------------------
representations and warranties made by the Principal Parties under this Agreement and in connection with the transactions contemplated hereby. The Principal Parties do not make and hereby disclaim any other representations and warranties.

6.    Representations and Warranties of the Buyer and MedSource.

      As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, each of the Buyer and MedSource, jointly and severally, represents and warrants to the Company as follows, except as otherwise may be set forth in a Schedule attached hereto:

      6.1    Organization of the Buyer Group. MedSource and Buyer are
             -------------------------------
corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses in the manner and in the places as now being conducted or proposed to be conducted. Each of the Buyer and MedSource is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business conducted by it makes such qualification or licensing necessary. The Buyer Group has delivered to the Company true, correct and complete copies of the Certificate of Incorporation and Bylaws of each of MedSource and the Buyer, as currently in effect, and no amendments thereto are pending. Neither MedSource nor the Buyer is in violation of any term of its Certificate of Incorporation and its Bylaws.

      6.2    Capital Structure.
             -----------------

             (a) The authorized capital stock of MedSource without giving effect to the transactions contemplated hereby, consists of:

                     (i) 1,000,000 shares of preferred stock, par value $.0l per share (the "Preferred Stock"), of which 100,000 shares have been designated as Series A (the "Series A Preferred Stock"), 400,000 shares have been designated as 6% Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), 52,029 shares have been designated as 6% Cumulative Convertible Redeemable Preferred Stock, Series C (the "Series C Preferred Stock"), prior to the Effective Time 43,000 shares will have been designated Series D 6% Cumulative Convertible Preferred Stock, 65,000 shares have been designated as Series Z Convertible Nominal Value Redeemable Preferred Stock (the "Series Z Preferred Stock"); 382,971 shares of Preferred Stock remain undesignated; and

                     (ii)   40,000,000 shares of MedSource Common Stock.

             (b) As of the date hereof, there were outstanding 5,255,008 shares of MedSource Common Stock, 38,370 shares of Series A Preferred Stock, 332,728 shares of Series B Preferred Stock, 40,000 shares of Series C Preferred Stock, and 65,000 shares of Series Z Preferred Stock. Also at the date hereof, 10,401,437 shares of MedSource Common Stock were reserved for issuance pursuant to outstanding options, warrants and convertible securities.

             (c) All outstanding shares of capital stock of MedSource are, and all shares that may be issued pursuant to securities or rights disclosed on
Schedule 6.2(c) will, when issued, be duly authorized, validly issued, fully
---------------
paid and nonassessable and not subject to preemptive rights, except as may be disclosed on Schedule 6.2(c). Except as set forth in this Section 6.2 or in
             ---------------
Schedule 6.2(c), there are no (i) options, warrants, calls, preemptive rights,
---------------
subscriptions or other rights, convertible securities, agreements or commitments of any character obligating now or in the future, MedSource or the holders of MedSource Shares to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in MedSource or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of MedSource to repurchase, redeem or otherwise acquire any capital stock or equity interest of MedSource or (iii) voting trusts, proxies or similar agreements to which MedSource or any of the holders of MedSource Shares is a party with respect to the voting of the capital stock of MedSource.

         6.3   Subsidiaries. A complete and current list of all of the
               ------------
subsidiaries of MedSource are set forth in Schedule 6.3. All of the outstanding
                                           ------------
shares of capital stock of each subsidiary are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 6.3, the Company
                                                     ------------
does not own nor has any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Article 6, the term MedSource shall include any and all subsidiaries set forth on Schedule 6.3.
                          ------------

         6.4   Authorization; Validity of Agreement. Each of the Buyer and
               ------------------------------------
MedSource has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the Exhibits hereto and the other agreements and certificates required to be executed and delivered by the Buyer or MedSource pursuant to this Agreement, including without limitation, the Escrow Agreement, the Stockholders' Agreement (as defined in Section 7.7 hereof) and the Registration Rights Agreement (as defined in Section 7.7 hereof) and the Employment Agreement (as defined in Section 7.8) (collectively, the "Buyer Acquisition Agreements") to which either the Buyer and/or MedSource is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Buyer and MedSource of this Agreement and the other Buyer Acquisition Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of each of MedSource and the Buyer and, where necessary, the shareholders (in their capacity as such) of MedSource and the Buyer, and no other corporate proceedings on the part of the Buyer and MedSource are necessary to authorize the execution, delivery and performance of this Agreement and the other Buyer Acquisition Agreements by the Buyer and MedSource, as the case may be. This Agreement has been duly executed, authorized and delivered by each of the Buyer and MedSource and is a valid and binding obligation of each of the Buyer and MedSource, respectively, enforceable against such party in accordance with its terms. Each Buyer Acquisition Agreement, when duly executed and delivered by the Buyer and MedSource, as the case maybe, shall be a valid and binding obligation of Buyer and MedSource, as the case may be, enforceable against such party in accordance with its terms.

         6.5   No Violations, Consents and Approvals.
               -------------------------------------

               (a)  Except as set forth in Schedule 6.5, the execution, delivery
                                           ------------
and performance of this Agreement and the Buyer Acquisition Agreements by each of the Buyer or MedSource, as the case may be, do not, and the consummation by each of the Buyer and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Certificate of Incorporation or Bylaws of MedSource and the Buyer, (ii) result in a Default under any of the terms, conditions or provisions of any Contract to which the Buyer or MedSource is a party or by which the Buyer or MedSource or any of their respective properties or assets may be bound or otherwise subject, or (iii) assuming the accuracy of the representations and warranties in the Investment Letters (as defined in Section 8.4(h) hereof) and the filings set forth in Section 6.5(b) below, violate any Law applicable to the Buyer or MedSource or any of their respective properties or assets.

               (b)  Except as set forth on Schedule 6.5, assuming the accuracy
                                           ------------
of the representations and warranties in the Investment Letters (as defined in
Section 8.4(h) hereof), no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity or Person is required in connection with the execution, delivery and performance of this Agreement or the Buyer Acquisition Agreements by each of the Buyer and MedSource, as the case may be, or the consummation by the Buyer or MedSource of the transactions contemplated hereby and thereby, except filing and expiration of the applicable waiting period under the HSR Act, filing of a Form D under the Securities Act of 1933, as amended, filings under applicable state securities laws, filing of the Certificate of Designation with the Delaware Secretary of State, and filing of the Articles of Merger with the Massachusetts Secretary of The Commonwealth and the Delaware Secretary of the State (together with the matters set forth in Schedule 6.5, the "Buyer Group Required Consents").
                     ------------

         6.6   Valid Issuance of MedSource Shares, Etc. Each of the MedSource
               ---------------------------------------
Shares to be issued in connection with the transactions contemplated hereby pursuant to the terms of Section 2.1(a) hereof will, and each of the shares of MedSource Common Stock to be issued on conversion of the MedSource Shares as contemplated by the Certificate of Designation hereof will upon such issuance, be duly authorized, validly issued, fully paid and non-assessable.

         6.7   Financial Statements.
               --------------------

               (a) MedSource has delivered to the Company the audited consolidated balance sheets of MedSource as of July 1, 2000 (the "Audited Balance Sheet"), together with the related consolidated statements of operations for the period ended on July 1, 2000, and the unaudited consolidated balance sheets of MedSource as of September 30, 2000 (the "September 30, 2000 Balance Sheet"), together with the related consolidated statements of operations for the period ended September 30, 2000 (collectively, the "MedSource Financial Statements").

               (b) The Audited Balance Sheet has been audited by Ernst&Young LLP and the reports of that firm have been delivered to the Company. That firm is and has been MedSource's only independent auditors for the period covered by the Audited Balance Sheet. The MedSource Financial Statements have been derived from, and agree with, the books and records of MedSource and fairly present in all material respects the financial position of MedSource as of the respective dates thereof and the results of operations of MedSource for the respective periods set forth therein. The MedSource Financial Statements (including the notes thereto) have been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the September 30, 2000 Balance Sheet and the related statements of operations for the interim period, to the absence of footnote disclosure and the normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material to the business or operations of MedSource).

         6.8   No Material Adverse Change. Since September 30, 2000, no event,
               --------------------------
condition or circumstance has occurred that would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of MedSource (as modified hereafter, a "MedSource Material Adverse Effect"), other than events, conditions or circumstances primarily attributable to (i) general economic conditions or world events or (ii) general industry-wide changes in the business market in which MedSource does business (including legal and regulatory changes).

         6.9   No Undisclosed Liabilities. Except as set forth on Schedule 6.9,
               --------------------------                         ------------
MedSource does not have, and as of the Closing Date will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or adequately reserved against on the September 30, 2000 Balance Sheet, (ii) were incurred since the date of the September 30, 2000 Balance Sheet in the ordinary course of business, (iii) individually or in the aggregate, would not be reasonably likely to have a MedSource Material Adverse Effect or (iv) are under Contracts to which MedSource is a party.

         6.10  Litigation. There is no Proceeding pending nor, to the knowledge
               ----------
of the Buyer or MedSource, is there any investigation or Proceeding threatened, that involves or affects the Buyer or MedSource, by or before any Governmental Entity or any other Person that if adversely determined would be reasonably likely to have a MedSource Material Adverse Effect. Neither the Buyer or MedSource has any reason to believe that any such Proceeding may be brought or threatened against the Buyer Group.

         6.11  Compliance with Law; Licenses and Permits.
               -----------------------------------------

               (a) The Buyer and MedSource have complied with all applicable Laws, except where the failure to so comply would be reasonably likely to have a MedSource Material Adverse Effect. Since May 31, 1999, neither the Buyer nor MedSource has received any notice of any material violation of any Law, except for such notices relating to violations that would not be reasonably likely to have a MedSource Material Adverse Effect. Since May, 1999, neither the Buyer nor MedSource has not received any written notice of any material violation of any Law except as set forth on Schedule 6.11.
                           -------------

               (b) (i) The Buyer and MedSource have every License, and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted; and (ii) all such Licenses and Consents are in full force and effect and MedSource is operating in material compliance therewith. Neither the Buyer nor MedSource has received written notice of any pending cancellation or suspension of any thereof nor is any cancellation or suspension thereof threatened, except where the failure of any such statement in items (i) or (ii) of this Section 6.11(b) to be true relates to a fact or circumstance that would not be reasonably likely to have a MedSource Material Adverse Effect. Except as set forth on Schedule 6.5,
                                                                 ------------
the applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement, except where any inapplicability or invalidity would not be reasonably likely to have a MedSource Material Adverse Effect.

         6.12  No Brokers. Neither the Buyer nor MedSource has employed, or
               ----------
otherwise engaged, any financial advisor, broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement, except under existing management services agreements between MedSource and Kidd & Company, LLC and Whitney Mezzanine Management Company, LLC, respectively.

         6.13  Delivery of Documents; Corporate Records. The Buyer or MedSource
               ----------------------------------------
has heretofore delivered to the Company true, correct and complete copies of all documents, instruments, agreements and records referred to in this Article 6 or in the Schedules to this Agreement and copies of the minute and stock record books of the Buyer or MedSource. The minute and stock record books of the Buyer or MedSource contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and all committees thereof) and the stockholders of the Buyer or MedSource since the date of their respective incorporations.

         6.14  Compliance with Securities Laws. No outstanding share of
               -------------------------------
MedSource capital stock has been, and no shares of MedSource capital stock or other equity securities to be issued as contemplated by this Agreement will be, issued or sold by

MedSource in violation of the registration requirements of the federal and applicable state securities laws, provided in regard to securities to be issued as contemplated by this Agreement, that the representations and warranties contained in the Investment Letters (as defined in Section 8.4(h)) are accurate and correct.

         6.15  No Misstatements or Omissions. The information with respect to
               -----------------------------
the Buyer Group contained in the Proxy Statement/Offering Memorandum (as defined in Section 7.13 hereof) will not at the time it is mailed to the stockholders of the Company, at the time of the Stockholders Meeting (as defined in Section 7.13 hereof), and at the Effective Time contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading

         6.16  Other Representations. The foregoing constitutes the sole
               ---------------------
representations and warranties made by the Buyer or MedSource under this Agreement and in connection with the transactions contemplated hereby. The Buyer and MedSource do not make and hereby disclaim any other representations and warranties.

7.       Covenants and Other Agreements of the Parties.

         7.1   Tax Returns; Taxes.
               ------------------

               (a)  The Company acknowledges that on and after the Closing
Date the Surviving Corporation shall be an indirect wholly-owned subsidiary of MedSource as a result of the Merger and, accordingly, any Tax Return referred to in Section 4.14 hereof that was not required to be filed prior to the Closing Date shall be filed, or caused to be filed, by MedSource after the Closing Date. Any Tax Return under this Section 7.1(a) shall be prepared on a basis consistent with past practice.

               (b) After the Closing Date, MedSource shall preserve all information, records or other documents relating to any Tax until the date that is six (6) months after the expiration of the statute of limitations applicable to the Tax. In addition, the Buyer Group and the Stockholder Representative shall cooperate with each other upon request in connection with all matters relating to the preparation of any Tax Returns and in connection with any Tax Proceeding. Any investigation, review, comment or discussion by the Buyer Group related to or in connection with the payment of Taxes, the preparation of Tax Returns or drafts of Tax Returns, the filing of Tax Returns, any Tax Proceeding or any provision of this Section 7.1 shall not affect the indemnity provisions of Article 10 or limit the scope of such provisions (including but not limited to Section 10.1) in any way, or affect any other representations, warranties or obligations of the Company. Each party shall bear its own costs and expenses in complying with the provisions of this Section 7.1(b); provided, however, that any such reasonable costs, fees and expenses incurred by the Stockholder Representative, which are approved in advance by MedSource (such approval not to be unreasonably withheld), shall be reimbursed by MedSource and, thereafter, shall be charged against the MedSource Shares held pursuant to the Escrow Agreement such that the number of MedSource Shares with the value (as determined pursuant to the Escrow Agreement) of such costs, fees and expenses shall be released from the escrow fund held pursuant to the Escrow Agreement and returned to MedSource.

         7.2   Non-Disclosure of Confidential Information.
               ------------------------------------------

               (a) All information, data and material furnished to the Company or the Principal Parties by the Buyer Group prior to the date of this Agreement or hereafter furnished to the Company or the Principal Parties by the Buyer Group is confidential. Except for disclosures which may be necessary to satisfy conditions to or enforce provisions of this Agreement, the Company and the Principal Parties agree that the Company or the Principal Parties will not, and no agent representing the Company and the Principal Parties to which such information, data or material may be furnished will disclose or otherwise make available, at any time, any such information, data or material to any other Person whomsoever who does not have a confidential relationship with the Company or the Principal Party; that the Company and the Principal Parties will protect such information, data and material with a high degree of care to prevent the disclosure thereof, and that if, for any reason, the transactions contemplated by this Agreement are not consummated, all information, data and material concerning the Buyer Group obtained by the Company and the Principal Parties and its or his respective representatives, and all copies thereof, will be delivered promptly to the Buyer Group.

               (b) All information, data and material furnished to the Buyer Group by the Company or the Principal Parties prior to the date of this Agreement or hereafter furnished to the Buyer Group by the Company is confidential. Except for disclosures which may be necessary to satisfy conditions to or enforce provisions of this Agreement, the Buyer Group agrees that the Buyer Group will not, and no agent representing the Buyer Group to which such information, data and material may be furnished will, disclose or otherwise make available, at any time, any such information, data or material to any other person whomsoever who does not have a confidential relationship with the Buyer Group; that the Buyer Group and the Company and the Principal Parties will protect such information, data and material with a high degree of care to prevent the disclosure thereof, and that if, for any reason, the transactions contemplated by this Agreement are not consummated, all information, data and material concerning the Company obtained by the Buyer Group and its representatives, and all copies thereof, will be delivered promptly to the Company.

         7.3   No Solicitation of Employees, Suppliers or Customers. Neither
               ----------------------------------------------------
Tolkoff nor the Tolkoff Partnership shall, and neither Tolkoff nor the Tolkoff Partnership shall permit any Affiliate of either of them to, from and after the Closing Date, and for a period of two years thereafter, directly or indirectly, for himself, itself or on behalf of any other Person, employ, engage or retain any Person who is an employee of MedSource or any of its subsidiaries as of the Effective Time or contact any supplier, customer or employee of MedSource or any of its subsidiaries for the purpose of soliciting or diverting any such supplier, customer or employee from MedSource or any of its subsidiaries. Notwithstanding the foregoing, it shall not be deemed a violation hereof if, without the knowledge of Tolkoff, either Seedling Enterprises, LLC ("Seedling") or any of the entities listed on Schedule 7.3 contacts any customer, supplier or
                                 ------------
employee of MedSource or any of its subsidiaries who is a customer or supplier of MedSource or any of its subsidiaries at the Effective Time in a general solicitation, including without limitation, through trade shows, advertisements, mailings and the like not specifically directed at soliciting or diverting a particular customer, supplier or employee from MedSource or any of its subsidiaries.

         7.4   Non-Competition.
               ---------------

               (a) Until the third anniversary of the Closing Date, neither Tolkoff nor the Tolkoff Partnership or their respective Affiliates shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization, unless consented to in writing by MedSource, (A) acquire or own in any manner, any interest in any Person that is engaged in the business of the Company as it was conducted immediately prior to the Closing Date or competes in any way with the business of the Company as it was conducted immediately prior to the Closing Date, (B) engage in the business of the Company as it was conducted immediately prior to the Closing Date or compete in any way with the business of the Company as it was conducted immediately prior to the Closing Date, (C) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that is engaged in the business of the Company as it was conducted immediately prior to the Closing Date or competes with the business of the Company as it was conducted immediately prior to the Closing Date in any way; provided, however, that notwithstanding the foregoing, (i) Tolkoff, the Tolkoff Partnership and their Affiliates (collectively and not individually) may own up to five percent (5%) of the voting securities of any publicly-traded company;
(ii) Tolkoff's ownership of certain membership interests in, manager participation in and employment by Seedling shall not be deemed a violation of this Section 7.4(a); and (iii) Tolkoff may continue to serve on the board of directors of (or, if a limited liability company, in a manager or member role similar to that exercised by a board of directors) or act as an advisor to those entities listed on Schedule 7.3, and neither Seedling nor those entities listed
                   ------------
on Schedule 7.3 hereof shall be subject to this Section 7.4(a) as a result of
   ------------
Tolkoff's service.

               (b)  The parties hereto intend that the covenant contained in
Section 7.4(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 7.4(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in Section 7.4(a) hereof, such covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforce.

               (c) The Principal Parties acknowledge that the provisions of this Section 7.4, and the period of time, geographic area and scope and type of restrictions on his or its activities set forth herein, are reasonable and necessary for the protection of the Buyer Group and are an essential inducement to the Buyer Group's entering into this Agreement and the Buyer Acquisition Agreements and consummating the transactions contemplated hereby and thereby.

         7.5   Other Actions. Each of the parties hereto shall use all
               -------------
reasonable efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         7.6   Required Consents.
               -----------------

               (a) The Company shall use its best efforts to obtain all Required Consents, as set forth on Schedule 4.4(b) attached hereto. The Required
                                   ---------------
Consents shall be obtained and provided to the Buyer prior to, or if approved in writing by the Buyer, as soon as practicable after, the Closing Date. The Company shall promptly provide the Buyer with (i) copies of all filings made with any Governmental Entity or other Person or any other information supplied in connection with this Agreement and the transactions contemplated hereby and
(ii) all Consents obtained from any party to any Contract or any Lease and any Approval with respect to the Real Property.

               (b) The Buyer Group shall use its best efforts to obtain all Buyer Group Required Consents, as set forth on Schedule 6.5 attached hereto. The
                                               ------------
Buyer shall promptly provide the Company with all Buyer Group Required Consents obtained from any party to any Contract.

         7.7   Stockholders' Agreement and Registration Rights Agreement. At the
               ---------------------------------------------------------
Closing, each stockholder of the Company shall enter into a stockholders' agreement with MedSource (the "Stockholders' Agreement") and a registration rights agreement (the "Registration Rights Agreement") each substantially in the form attached hereto as Exhibit 7.7(a) and Exhibit 7.7(b), respectively.
                        --------------     --------------

         7.8   Employment Agreement.  At the Closing, Stuart A. Randle shall
               --------------------
enter into an Employment Agreement with the Surviving Corporation (the "Employment Agreement") on substantially the terms agreed to on the date hereof.

         7.9   Stock Options.
               -------------

               (a) At the Effective Time, each outstanding Company Stock Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under the Company 1998 Omnibus Stock Plan and under the agreement relating thereto, that number of shares of MedSource Shares equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio, and the per share exercise price for the MedSource Shares issuable upon exercise of such replaced Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately before the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. MedSource will use best efforts to have the Company Stock Options so modified in accordance with this Section 7.9 qualify following the Effective Time as "incentive stock options" as defined in
Section 422 of the Code to the extent such options qualified as incentive stock options immediately before the Effective Time.

               (b) MedSource shall take all corporate action necessary to reserve for issuance a sufficient number of MedSource Shares and MedSource Common Stock for delivery under the Company Stock Options assumed in accordance with this Section 7.9.

               (c) As of the Effective Time, MedSource shall create a non-qualified stock option pool for the employees of the Surviving Corporation identified jointly by MedSource and the Company to purchase up to a maximum of 350,000 shares of MedSource Common Stock. Each such option grant shall be pursuant to the 1999 Stock Plan of MedSource and shall be evidenced by a written stock option agreement stating the terms and conditions thereof.

         7.10  Put Agreements. MedSource and the Company shall jointly use their
               --------------
best efforts to obtain a termination of the Put Agreements (as defined in Section 8.1(m) hereof) to the extent that the Puts (as defined in the Put Agreements) provided for under the Put Agreements have not been fully exercised prior to the Effective Time; provided, however, that, notwithstanding the foregoing, a maximum aggregate, unless otherwise consented to by MedSource, of $1,100,000 may be paid by the Company at the Effective Time with funds provided by MedSource or the Buyer to the parties to the Put Agreements in connection with the partial exercise of the Puts provided for therein in accordance with their terms; provided, further, that either or both of the Principal Parties shall either (i) assume, at no cost to the Company, the Company's obligations under the Put Agreements to the extent that the holders of a Put have exercised such Put for a purchase price in excess of the $1,100,000 up to the maximum aggregate amount payable pursuant to the terms of such Put Agreements in exchange for the Company Shares so Put by such holders pursuant to the terms of the Put Agreements or (ii) acquire directly the Company Shares held by such holders of a Put, in either case, the Company Shares so acquired by either or both of the Principal Parties shall be converted into MedSource Shares as provided in Section 2.1(a) hereof; provided, further, that, unless otherwise consented to by MedSource, no additional consideration shall be paid by MedSource or the Company to the parties to the Put Agreement in connection with such termination.

         7.11  Normal Course of Business. Except as set forth on Schedule 7.11,
               -------------------------                         -------------
from the date hereof until the Closing, the Company will: (i) maintain the general character of its business and proper business and accounting records;
(ii) maintain its tangible properties in good repair and condition, ordinary wear and tear excepted; (iii) maintain all presently existing insurance coverage under which it is a beneficiary; (iv) use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and preserve its relationship with suppliers, manufacturers, vendors, dealers, distributors, customers and others having business relationships with it; (v) pay its trade payables in a manner consistent with past business practice and pay its indebtedness when such indebtedness becomes due under the terms thereof; and (vi) in all other respects conduct its business, including incurring new indebtedness, in the ordinary course of business consistent with past practice.

         7.12  Actions Prior to Closing.
               ------------------------

               (a)  Except as set forth on Schedule 7.12, from the date hereof
                                           -------------
until the Closing, the Company will not (without the prior consent of the Buyer): (i) amend or otherwise modify its Articles of Organization, By-laws, or any Contract listed in Schedule 4.13 hereto; (ii) make any changes affecting its
                       -------------
banking or safe deposit arrangements; merge or consolidate with, or sell all or substantially all of its assets to, any other person or corporation; acquire any other business; (iii) enter into any other transaction other than in the ordinary course of business; (iv) declare or pay any dividends in respect of any of its outstanding shares of capital stock; (v) repurchase, redeem or otherwise acquire any shares of its capital stock; (vi) issue or authorize or propose the issuance or sale of any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of outstanding stock options in accordance with their present terms; (vii) enter into or amend any employment, or severance or similar arrangement with any officer or increase the salary of any director, officer or employee of the Company or make any increase in any employee benefits; (viii) make any cash distributions to any holder of Company Shares other than (x) employment compensation to the such holders in annualized amounts not to exceed the amounts described for the year ended December 31, 2000 as provided to MedSource in writing prior to the date hereof or (y) the repayment of all debt due to stockholders and institutions; and (viii) enter into any commitment to do any of the foregoing.

               (b) On or before the Closing Date, the Company shall repay all of the debt due to stockholders of the Company and institutions pursuant to promissory notes, revolving credit facilities, term loans and notes, lines of credits or other similar arrangements outstanding as of the Closing Date as set forth on Schedule 7.12(b) (the "Debt"), which Schedule sets forth the amount
         ----------------
outstanding on such debt as of the date hereof. Such repayment will be made from the Company's cash on hand, provided, however, that any cash received by the Company as a result of exercises of outstanding Company Stock Options after the date hereof shall not be used to repay such Debt (the "Available Cash"). Two (2) days prior to the Closing, the Company shall deliver to the Buyer Group payoff letters from each such stockholder and institution and a reconciliation statement setting forth the dates the Debt was repaid by the Company and the amount of cash used by the Company to repay such Debt, as well as the amount of any shortfall owed on the Debt (determined by subtracting the amount of Available Cash from the amount outstanding on the Debt on such date) (the "Shortfall"). Any Shortfall shall be paid by MedSource or Buyer at Closing and that number of MedSource Shares shall be deducted from the escrow amount to be contributed as set forth in Section 2.1(a) hereof as are equal to the amount of the Shortfall divided by $1,000.

         7.13  Preparation of Proxy Statement/Offering Memorandum; Stockholders
               ----------------------------------------------------------------
               Meeting.
               -------

               (a) As promptly as reasonably practicable following the date hereof, the Company and the Buyer Group shall cooperate in preparing acceptable materials which shall constitute the proxy statement relating to the matters to be submitted to the Company's stockholders at the Company's meeting of stockholders (the "Stockholders Meeting") and offering memorandum of MedSource relating to the offering of MedSource Shares (such proxy statement/offering memorandum, and any amendments or supplements thereto, the "Proxy Statement/Offering Memorandum"). The Company and the Buyer Group shall provide the other party with a reasonable opportunity to review and comment on any draft of the Proxy Statement/Offering Memorandum prior to delivery of the Proxy Statement/Offering Memorandum to the stockholders of the Company. The Company will use reasonable best efforts to cause the Proxy Statement/Offering Memorandum to be mailed to the Company's stockholders as promptly as practicable after acceptance of such by the Buyer Group. If at any time prior to the Effective Time any information relating to the Company, the Buyer Group or any of its respective affiliates, officers, or directors, should be discovered by one of the parties hereto, which information should be set forth in an amendment or supplement to the Proxy Statement/Offering Memorandum so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly notify the other party and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly disseminated to the stockholders of the Company.

               (b) The Company shall duly take all lawful action to call, give notice of, convene and hold a Stockholders Meeting on December 29, 2000, or such other date determined in accordance with the mutual agreement of the Company and the Buyer Group, for the purpose of obtaining the stockholder approval of the Merger and shall take all lawful action to solicit the Stockholder Vote, regardless of whether or not the Board of Directors of the Company recommends adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company.

         7.14  Access to Information.
               ---------------------

               (a) Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Buyer Group reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, the Company shall furnish promptly to the Buyer Group all other information concerning it and its business, properties and personnel as the Buyer Group may reasonably request. The Buyer Group will hold any such information obtained pursuant to this Section 7.14(a) in confidence in accordance with, and shall otherwise be subject to, the provisions of Section 7.2 hereof.

          (b) Upon reasonable notice and to the extent required under Rule 502 of Regulation D, MedSource shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, MedSource shall furnish promptly to the Company all other information concerning it and its business, properties and personnel as the Company may reasonably request. The Buyer Group will hold any such information obtained pursuant to this Section 7.14(b) in confidence in accordance with, and shall otherwise be subject to, the provisions of Section
7.2 hereof.

     7.15 No Solicitation. Until such time, if any, as this Agreement is
          ---------------
terminated pursuant to Article 9, the Company will not, and will cause its Affiliates and representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from any Person (other than Buyer or MedSource) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. The Company shall notify MedSource in writing within 24 hours after such inquiry or proposal and such notice shall indicate in reasonable detail the terms and conditions of such inquiry or proposal.

     7.16 Blue Sky Laws. Subject to the accuracy of the representations in the
          -------------
Investment Letters (as defined in Section 8.4(h)), MedSource shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the MedSource Shares pursuant hereto. The Company shall use its reasonable best efforts to assist MedSource as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of MedSource Shares pursuant hereto.

     7.17 Directors' and Officers' Insurance. The Company shall use its best
          ----------------------------------
efforts to purchase, immediately following the execution of this Agreement, tail directors' and officers' liability insurance policy coverage with the Company's existing carrier for the Company's directors and executive officers for a period of two (2) years following the Effective Time, the premium for which shall not exceed $30,000 in the aggregate, which will provide the directors and executive officers with coverage on substantially similar terms as currently provided by the Company to such directors and executive officers.

     7.18 Notices of Breach. The Company shall give prompt notice to MedSource,
          -----------------
and MedSource or Buyer shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement which has after the date hereof become untrue or inaccurate in any material respect, or
(ii) the failure after the date hereof by it to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall be given prior to the Closing and shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

8.   Closing Conditions.

     8.1 Deliveries of the Company. At the Closing, the Company shall deliver
         -------------------------
         the following items to the Buyer Group:

         (a) The Required Consents;

         (b) The opinion of Choate, Hall & Stewart, counsel to the Company, substantially in the form attached hereto as Exhibit 8.1(b);
                                             --------------

         (c) A tax and lien search of the Company showing no items not disclosed in the schedules to this Agreement;

         (d) The Employment Agreement duly executed by Stuart A. Randle;

         (e) The Stockholders' Agreement duly executed by the holders of not less than two-thirds of the Company Shares;

         (f) The Registration Rights Agreement duly executed by the holders of not less than two-thirds of the Company Shares;

         (g) The Escrow Agreement duly executed by the Company and the Stockholders' Representative;

          (h) A certificate duly executed by the President of the Company, attesting, with respect to the Company, the resolutions duly and validly adopted by the Board of Directors of the Company evidencing the authorization of its execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, as to its Articles of Organization and By-laws, and as to the incumbency of each of its corporate officers;

          (i) A certificate with respect to the Company from the Secretary of The Commonwealth of Massachusetts attesting as to its valid existence as of a date recent to the Closing Date;

          (j) Approval of the Merger and this Agreement by the stockholders of the Company;

          (k) All of the documentation required by Section 7.12(b) hereof;

          (l) A joint instruction of the Company and the Stockholders (as defined in the Danforth Escrow Agreement) pursuant to the Escrow Agreement, dated as of May 5, 1999, among the Company, DBI Acquisition Corp., and the other parties identified therein (the "Danforth Escrow Agreement") relating to the substitution of the Company Common Stock held thereunder for MedSource Shares; and

          (m) Termination of the Stock Restriction and Put Agreements with each of 1995 Matani Marital Trust, dated October 17, 1995, 1995 Kraus Marital Trust, dated September 18, 1995, and Michael Horzewski (collectively, the "Put Agreements") to the extent that the Puts provided in such agreements have not been, subject to the provisions of Section 7.10 hereof, fully exercised prior to the Effective Time.

     8.2  Deliveries of the Buyer Group. At the Closing, Buyer shall and
          -----------------------------
MedSource shall cause the Buyer to deliver the following items to the Company:

          (a) A certificate of the Secretaries of MedSource and the Buyer certifying the resolutions duly and validly adopted by MedSource and the Buyer and to the extent required, the stockholders of the Buyer, evidencing the authorization of its and the Buyer's execution and delivery of this Agreement and the other Buyer Acquisition Agreements to which the members of the Buyer Group are parties and the consummation of the transactions contemplated hereby and thereby, as to their respective Certificate of Incorporation and By-laws, and the names and signatures of the officers of MedSource and the Buyer authorized to sign this agreement and the other Buyer Acquisition Agreements to be delivered hereunder;

          (b) The opinion of Faegre & Benson LLP, counsel to the Buyer Group, substantially in the form attached hereto as Exhibit 8.2(b);
                                             --------------
          (c) The Employment Agreement duly executed by an officer of the Surviving Corporation;

          (d) The Stockholders' Agreement duly executed by MedSource;

          (e) The Registration Rights Agreement duly executed by MedSource;

          (f) The Escrow Agreement duly executed by MedSource and the Buyer;

          (g) The Certificate of Designation certified by the Secretary of the State of the State of Delaware;

          (h) Certificates with respect to the Buyer and MedSource from the Secretary of the State of Delaware, in each case attesting as to their respective valid existence as of a date recent to the Closing Date.

     8.3  Conditions Precedent to Obligations of the Company. The obligations of
          --------------------------------------------------
the Company to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction at or before the Closing of the following conditions, any one or more of which may be waived by the Company:

          (a) Representations and Warranties of Buyer Group Correct. The
              -----------------------------------------------------
representations and warranties contained in Article 6 hereof shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a Company Material Adverse Effect, "material" or other materiality qualifier, such representation and warranty shall be true and correct in all respects) as of the Closing as though such representations and warranties had been made on and as of the Closing.

          (b) Compliance with Covenants. The Buyer and MedSource shall have
              -------------------------
performed and observed, or caused to be performed and observed in all material respects, all covenants and agreements hereof to be performed or observed by them at or before the Closing.

          (c) Delivery of Certificates. The Company shall have received a
              ------------------------
certificate, dated as of the Closing Date, signed by the President or a Vice President of the Buyer and MedSource, as to the matters set forth in Sections 8.3(a) and 8.3(b) hereof.

          (d) Option Grants. The Board of Directors of MedSource shall have
              -------------
approved the option grants to the Company's employees contemplated in Section
2.3 hereof.

          (e) Stockholder Approval. The Company shall have obtained the
              --------------------
necessary Stockholder Vote at the Stockholders Meeting.

          (f) Delivery of Closing Documents. The Buyer Group shall have executed
              -----------------------------
and delivered to the Company those items set forth in Section 8.2 hereof.

     8.4  Conditions Precedent to Obligations of the Buyer and MedSource. The
          --------------------------------------------------------------
obligations of the Buyer and MedSource to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction at or before the Closing of the following conditions, any one or more of which may be waived by the Buyer and MedSource:

          (a) Representations and Warranties of the Company and the Principal
              ---------------------------------------------------------------
Parties Correct. The representations and warranties contained in Articles 4 and
---------------
5 hereof shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a MedSource Material Adverse Effect, "material" or other materiality qualifier, such representation and warranty shall be true and correct in all respects) as of the Closing as though such representations and warranties had been made on and as of the Closing.

          (b) Compliance with Covenants. The Company and the Principal Parties
              -------------------------
shall have performed and observed, or caused to be performed or observed in all material respects, all covenants and agreements hereof to be performed or observed by the Company or the Principal Parties at or before the Closing.

          (c) Delivery of Certificates. The Buyer shall have received
              ------------------------
certificates, dated as of the Closing Date, signed by the President or a Vice President of the Company and each of the Principal Parties, as to the matters set forth in Sections 8.4(a) and 8.4(b) hereof.

          (d) Delivery of Closing Documents. The Company shall have executed and
              -----------------------------
delivered to the Buyer those items set forth in Section 8.1 hereof.

          (e) Resignations. All officers and directors of the Company shall have
              ------------
tendered to the Buyer such written resignations as requested by the Buyer, effective as of the Closing.

          (f) Stockholder Approval. The Company shall have obtained the
              --------------------
necessary Stockholder Vote at the Stockholders Meeting.

          (g) Dissenting Stockholders. The period within which any of the
              -----------------------
stockholders of the Company can exercise appraisal rights under Section 85 of the MBCL shall have expired and holders of no more than 1% of the Company Shares shall have exercised such appraisal rights.

          (h) Investment Letters. Each of the stockholders of the Company shall
              ------------------
have delivered to the Buyer Group an investment and acknowledgement letter (each an "Investment Letter"). Each such stockholder who is not an accredited investor shall have demonstrated to the Buyer Group's reasonable satisfaction that he, she or it alone, or together with a duly qualified purchaser representative, has such knowledge or experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of the investment in MedSource Shares or shall have duly appointed a purchaser representative (as defined in Rule 501 of the Securities Act of 1933, as amended) with such financial and business acumen.

          (i) Required Consents. The Buyer Group shall have obtained all Buyer
              -----------------
Buyer Group Required Consents.

          (j) Due Diligence. The Buyer Group shall be reasonably satisfied with
              -------------
its discussions with Boston Scientific Corporation and Heartport, Inc. as to the reputation of the Company and the Company's relationship with such customers.

          (k) Put Agreements. Each of the Put Agreements shall have been
              --------------
terminated in form reasonably satisfactory to MedSource to the extent that the Put provided for in such Put Agreement has not been exercised in full, and no more than a maximum aggregate of $1,100,000 shall have been paid by MedSource or the Company to the parties to the Put Agreements in connection with any exercise of such Put prior to the Effective Time as contemplated by Section 7.10 hereof.

9.   Termination; Right to Proceed.

     9.1  Termination. This Agreement may be terminated:
          -----------

          (a) by mutual consent of all of the parties hereto at any time prior to the Closing;

          (b) by any of the parties hereto at any time prior to the Closing, i the Merger shall not have been consummated by February 16, 2001, unless such failure of consummation shall be due to the breach by the party seeking to terminate of the covenants and agreements hereof to be performed by such party;

          (c) by any of the parties hereto at any time prior to the Closing, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree or ruling shall have become final and nonappealable;

          (d) by any of the parties hereto if the approval of the stockholders of the Company contemplated by this Agreement and as required by MBCL shall not have been obtained by reason of failure to obtain the required vote at a duly held meeting of the stockholders or of adjournment thereof at which a vote was taken;

          (e) By the Buyer, if the Company or the Principal Parties shall have materially breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8.3(a) or (b) hereof are not capable of being satisfied on or before February 16, 2001; or

          (f) By the Company, if MedSource or the Buyer shall have materially breached or failed to perform any of their representations, warranties, covenants, or other agreements contained in this Agreement, such that the conditions set forth in Section 8.4(a) or (b) hereof are not capable of being satisfied on or before February 16, 2001.

     Upon termination of this Agreement, all obligations of the parties shall terminate, including without limitation the Buyer Group's obligation pursuant to
Section 11.2 hereof, except those under Sections 7.2 and Article 10 hereof; provided, however, that no such termination shall relieve Company of any liability to the Buyer or MedSource, or the Buyer or MedSource of any liability to the Company, by reason of any breach of or default under this Agreement.

     9.2  Right to Proceed. Anything in this Agreement to the contrary
          ----------------
notwithstanding, if any of the conditions specified in Sections 8.1 and 8.4 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Sections 8.2 and 8.3 hereof have not been satisfied, the Company shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

10.  Indemnification.

     10.1  Survival of Representations and Warranties of the Company or the
           ----------------------------------------------------------------
Principal Parties. Notwithstanding any right of the Buyer or MedSource to fully
-----------------
investigate the affairs of the Company and the Principal Parties and notwithstanding any knowledge of facts determined or determinable by the Buyer or MedSource pursuant to such investigation or right of investigation, the Buyer and MedSource have the right to rely fully upon the representations and warranties of the Company and the Principal Parties and the covenants contained in this Agreement or in any other Company Transaction Document or Principal Parties Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, except for liability with respect to which written notice, specifying in reasonable detail the basis for which a claim is asserted, shall have been given on or prior to such date to the party against which such claim is asserted pursuant to Section 10.5 hereof. The foregoing notwithstanding, the representations and warranties contained in Sections 4.2,
4.3 and 5.1 hereof or with respect to fraud or deliberate or willful breach by the Company or the Principal Parties shall survive in perpetuity and, in the case of Sections 4.8(b), 4.9, 4.14, and 4.16, until the expiration of the statute of limitations applicable to any liability relating thereto which such liability shall remain an obligation of the party against whom such claim is asserted.

     10.2  Survival of Representations and Warranties of the Buyer Group.
           --------------------------------------------------------------
Notwithstanding any right of the Company to fully investigate the affairs of the Buyer and MedSource and notwithstanding any knowledge of facts determined or determinable by the Buyer or MedSource pursuant to such investigation or right of investigation, the Company has the right to rely fully upon the representations and warranties and covenants of the Buyer and MedSource contained in this Agreement or in any other Buyer Acquisition Agreement. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, except for liability with respect to which written notice, specifying in reasonable detail the basis for which a claim is asserted, shall have been given on or prior to such date to the party against which such claim is asserted pursuant to Section 10.5, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, the representations and warranties contained in Sections 6.2 and 6.4 hereof or with respect to fraud or deliberate or willful breach by the Buyer Group shall survive in perpetuity.

     10.3 Indemnification by the Stockholders and the Principal Parties.
          -------------------------------------------------------------

          (a) Subject to the provisions of Section 10.6 hereof, the stockholders of the Company shall jointly and severally indemnify and defend the Buyer and MedSource and each of their respective officers, directors, employees, stockholders, agents, advisors or representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage, Tax or expense including, without limitation, interest, penalties, reasonable attorneys' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee suffers or incurs, as such Damages are incurred, based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

              (i) Any breach of any representation or warranty made by the Company contained in Article 4 of this Agreement or in respect of any claim made based upon facts that would constitute any such breach; or

              (ii) The Company's failure to perform or to comply with any covenant required to be performed or complied with by the Company contained in this Agreement.

          (b) The Principal Parties shall jointly and severally indemnify and defend each Buyer Indemnitee against, and hold each Buyer Indemnitee harmless from, any Damages, that any Buyer Indemnitee suffers or incurs, as such Damages are incurred, based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

              (i) Any breach of any representation or warranty made by the Principal Parties contained in Article 5 of this Agreement or in respect of any claim made based upon facts that would constitute any such breach; or

              (ii) The Principal Party's failure to perform or to comply with any covenant required to be performed or complied with by the Principal Party contained in this Agreement.

     10.4 Indemnification by the Buyer Group. The Buyer and MedSource shall
          ----------------------------------
indemnify and defend the stockholders of the Company and their agents, advisors or representatives (each, a "Stockholder Indemnitee") against, and hold each Stockholder Indemnitee harmless from, any Damages that the Stockholder Indemnitee suffers or incurs, as such Damages are incurred, arising from, related to or in connection with any of the following:

          (a) Any breach of any representation or warranty made by the Buyer or MedSource contained in Article 6 of this Agreement or in respect of any claim made based upon facts alleged that would constitute any such breach; or

          (b) The Buyer's or MedSource's failure to perform or to comply with any covenant required to be performed or complied with by the Buyer or MedSource contained in this Agreement.

     10.5 Indemnification Procedures.
          --------------------------

          (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damages referred to in Sections 10.3 or 10.4 hereof, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Article 10, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (b) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party may, upon at least 10 days notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). Anything in this Section 10.5(b) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (c) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof.

          (d) For purposes of this Article 10, the value of the MedSource Shares held pursuant to the Escrow Agreement shall be determined as set forth in
Section 3 of the Escrow Agreement.

     10.6 Limitations on Indemnification by the Stockholders.
          --------------------------------------------------

          (a) The stockholders of the Company shall have joint and several indemnification obligations for any Damages that any Buyer Indemnitee suffers or incurs based upon, arising out of, relating to or in connection with any matters listed in Section 10.3(a)(i): (i) if and only to the extent that the aggregate of all Damages suffered or incurred by the Buyer Indemnitees pursuant to Section 10.3(a)(i) exceeds $475,000, provided that this subsection (i) shall not apply to breaches of the representations and warranties contained in Sections 4.2, 4.3, 4.8(b), 4.9 and 4.14 hereof; and (ii) only to the extent of the value of the escrow fund under the Escrow Agreement, which escrow fund, except as otherwise set forth in Section 10.6(b) below, shall be the sole source of indemnification for all Buyer Indemnitees against the stockholders of the Company.

          (b) Notwithstanding the provision of Section 10.6(a) above, if the escrow fund under the Escrow Agreement has been terminated in accordance with its terms or the escrow fund under the Escrow Agreement has been exhausted, the stockholders of the Company shall be jointly and severally liable to indemnify any Buyer Indemnitee for any Damages that such Buyer Indemnitee suffers or incurs based upon, arising out of, relating to or in connection with breaches of the representations and warranties contained in Sections 4.2, 4.3, 4.8(b), 4.9,
4.14 and 4.16 hereof ; provided, however, that the (i) maximum indemnification liability of all stockholders of the Company under this clause (b) shall be limited to such stockholder's pro rata portion of $25,500,000 and (ii) no particular stockholder shall have any liability to any Buyer Indemnitee for an amount in excess of the value of 63.75% of the MedSource Shares allocable to such stockholder as a result of the Merger. A stockholder's pro rata portion shall be based on the number of MedSource Shares contributed by such stockholder to the escrow fund divided by the total number of Escrowed Shares.

     10.7 Limitations on Indemnification by the Buyer Group.
          -------------------------------------------------

          (a) The Buyer and MedSource shall have joint and several indemnification obligations for any Damages that any Stockholder Indemnitee suffers or incurs based upon, arising out of, relating to or in connection with any matters listed in Section 10.4(a) if and only to the extent that the aggregate of all Damages suffered or incurred by all Stockholder Indemnitees pursuant to Section 10.4(a) exceeds $475,000, provided that this Section 10.7(a) shall not apply to breaches of representations and warranties contained in Sections 6.2 and 6.4 hereof.

          (b) Anything herein to the contrary notwithstanding, neither the Buyer nor MedSource shall be liable for any Damages that any Stockholder Indemnitee suffers or incurs based upon, arising out of, relating to or in connection with any matters listed in Section 10.4 hereof (other than breaches of the representations and warranties contained in Sections 6.2 and 6.4 hereof) for and to the extent that the aggregate amount of such Damages exceeds $12,675,000. In the case of Damages that result from breaches of representations or warranties set forth in Sections 6.2 and 6.4 hereof, the Buyer and MedSource shall have no liability for such breaches for and to the extent that the aggregate amount of such Damages exceeds $25,500,000.

     10.8 Other Indemnification Provisions. Notwithstanding anything in this
          --------------------------------
Agreement to the contrary, it is hereby understood that for purposes of Sections 10.3(a)(i) and 10.4(a) hereof, in the event of a breach of, or inaccuracy in, any representation or warranty, in determining the amount of Damages resulting therefrom, all "Company Material Adverse Effect," "MedSource Material Adverse Effect," material or other materiality exceptions and qualifications and knowledge exceptions set forth in any representation and warranty contained in Articles 4 and 6 of this Agreement shall be disregarded.

11.  Miscellaneous.

     11.1 Stockholders' Representative. Stuart A. Randle, who for purposes of
          ----------------------------
this Agreement shall be the representative of the stockholders of the Company (the "Stockholders Representative"), shall, for and on behalf of himself and each of the stockholders for which he is acting, have all powers necessary to administer this Agreement including, without limitation the power to modify, amend or waive provisions of this Agreement and any other Transaction Document including without limitation the Escrow Agreement, authorize delivery of stock, cash and other property from the escrow funds in satisfaction of any indemnification claims by the Buyer Group, object to such deliveries, agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution, comply with orders of courts and awards of arbitrators with respect to such claims, give consents or instructions, or give or receive notices or contest any claim for indemnification by the Buyer Group. Any notice, direction or act to be received or given by the Company or any stockholder shall be deemed properly received or given if received or given by the Stockholders' Representative.

     11.2 Transaction Fees and Expenses. All costs, fees and expenses incurred
          -----------------------------
by the Company in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company and upon consummation of the Merger such costs, fees and expenses shall be borne by the Surviving Corporation; provided, however, that any such costs, fees and expenses in excess of $150,000 shall be charged against the MedSource Shares held pursuant to the Escrow Agreement such that the number of MedSource Shares with the value of such excess shall be released from the escrow fund held pursuant to the Escrow Agreement and returned to MedSource. All costs, fees and expenses incurred by the Buyer Group in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer Group. Subject to Section 7.10 hereof, the costs, fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby that have not been paid prior to the Effective Time shall be paid at the Closing by the Surviving Corporation to the extent that such costs, fees and expenses have been presented to the Company for payment on or prior to such Closing.

     11.3 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail, or (c) by personal delivery to such party at the following address:

          if to the Buyer Group, to:

          MedSource Technologies, Inc.
          110 Cheshire Lane, Suite 100
          Minneapolis, Minnesota 55305
          Attention: Richard J. Effress
          Facsimile No.: (612) 807-1235

          with a copy to:

          Faegre & Benson LLP
          2200 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402-3901
          Attn: David B. Miller
          Facsimile No.: (612) 336-3026
                  if to the Company, to:

                  ACT Medical, Inc.
                  150 California Street
                  Newton, MA 02458
                  Attn: Stuart A. Randle
                  Facsimile No.: (617) 454-6012

                  if to the stockholders of the Company, to the Stockholder Representative

                  in each case, with a copy to:

                  Choate, Hall & Stewart
                  Exchange Place, 53 State Street
                  Boston, MA 02109
                  Attn: Roslyn G. Daum, Esq.
                  Facsimile No: (617) 248-4000

or such other address as either party hereto may at any time, or from time to time, direct by written notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause
(a)(ii), five (5) business days after such notice or demand is sent, and, in the case of clause (b), the business day next following the date such notice or demand is sent.

         11.4  Amendment. Except as otherwise provided herein, no amendment of
               ---------
this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

         11.5  Waiver. No course of dealing of any party hereto, no omission,
               ------
failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

         11.6  Governing Law. This Agreement shall be governed by, and
               -------------
interpreted and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

         11.7  Jurisdiction. Each of the parties hereto hereby irrevocably
               ------------
consents and submits to the jurisdictions of the United States District Courts of The Commonwealth of Massachusetts in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such Districts (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of The Commonwealth of Massachusetts in connection with such Proceeding and waives any objection to venue in The Commonwealth of Massachusetts, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of Section 11.3.

         11.8  Remedies. In the event of any actual or prospective breach or
               --------
default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

         11.9  Severability. The provisions hereof are severable and if any
               ------------
provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

         11.10 Further Assurances. Each party hereto covenants and agrees
               ------------------
promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         11.11    Assignment.
                  ----------

                  (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party. Permitted assignees of the rights hereunder of the Buyer or MedSource shall include any Person controlling, controlled by or under common control of the Buyer or MedSource.

                  (b) Notwithstanding the foregoing, the Buyer Group (including each subsequent assignee of the Buyer Group) shall have the right to assign any or all of its rights and obligations hereunder to any other Person who acquires all or substantially all of the assets and business of the Buyer Group (or a subsequent assignee of the Buyer Group); provided that the assignor shall not be released from any of its obligations hereunder by reason of any such assignment.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each of the Principal Parties hereby acknowledges and agrees that all of the covenants, representations, warranties and indemnities of the Principal Parties under this Agreement, and under any other agreement or instrument contemplated hereby to which any Principal Party is a party may be collaterally assigned to any and all lenders to the Buyer Group or any of their Affiliates, any and all of whom may enforce their rights and remedies in connection with any such collateral assignment or realization thereon to the extent provided in the applicable security agreements and other debt instruments or at law or in equity.

         11.12    No Third Party Beneficiaries. Nothing contained in this
                  ----------------------------
Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

         11.13    Entire Agreement. This Agreement (including all the Schedules
                  ----------------
and Exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, representations, warranties, understandings, discussions, negotiations or arrangements of any nature relating thereto.

         11.14    Headings. The headings contained in this Agreement are
                  --------
included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

         11.15    Counterparts; Facsimile Signatures.  This Agreement may be
                  ----------------------------------
executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

         11.16    Publicity and Disclosure. No press release or other public
                  ------------------------
disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior written consent of Buyer and MedSource.

                [Remainder of this page left blank intentionally]

                                        ACT ACQUISITION CORP.


                                        By: /s/
                                           -------------------------------------
                                                 Name: Richard J. Effress
                                                 Title: Chief Executive Officer

                                        MEDSOURCE TECHNOLOGIES, INC.


                                        By: /s/
                                           -------------------------------------
                                                 Name: Richard J. Effress
                                                 Title: Chairman

                                        ACT MEDICAL, INC.


                                        By: /s/
                                           -------------------------------------
                                                 Name:
                                                 President

                                        By: /s/
                                           -------------------------------------
                                                 Name:
                                                 Treasurer

                                        THE TOLKOFF FAMILY LIMITED PARTNERSHIP


                                        By: /s/
                                           -------------------------------------
                                                 Name: M. Joshua Tolkoff
                                                 Title: General Partner

                                         /s/
                                        ----------------------------------------
                                        M. Joshua Tolkoff

                                   Schedule I
                          List of Majority Stockholders
                      (other than the Tolkoff Partnership)

Jacob Jacobsen
Stuart A. Randle